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                                                                    EXHIBIT 99.1




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                          SALE AND SERVICING AGREEMENT


                                  by and among


                      FORD CREDIT AUTO OWNER TRUST 2000-F,
                                   as Issuer,


                     FORD CREDIT AUTO RECEIVABLES TWO L.P.,
                                   as Seller,


                                       and


                           FORD MOTOR CREDIT COMPANY,
                                   as Servicer



                           Dated as of October 1, 2000




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                                TABLE OF CONTENTS

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                                                                            Page

                                    ARTICLE I

DEFINITIONS AND USAGE.........................................................1

                                   ARTICLE II

TRUST PROPERTY................................................................1
SECTION 2.1  Conveyance of Trust Property.....................................1
SECTION 2.2  Representations and Warranties of the Seller as to the
              Receivables.....................................................6
SECTION 2.3  Repurchase upon Breach..........................................11
SECTION 2.4  Custody of Receivable Files.....................................11
SECTION 2.5  Duties of Servicer as Custodian.................................12
SECTION 2.6  Instructions; Authority to Act..................................13
SECTION 2.7  Custodian's Indemnification.....................................13
SECTION 2.8  Effective Period and Termination................................13

                                   ARTICLE III

ADMINISTRATION AND SERVICING OF
RECEIVABLES AND TRUST PROPERTY...............................................14
SECTION 3.1  Duties of Servicer..............................................14
SECTION 3.2  Collection of Receivable Payments...............................15
SECTION 3.3  Realization Upon Receivables....................................15
SECTION 3.4  Allocations of Collections......................................15
SECTION 3.5  Maintenance of Security Interests in Financed Vehicles..........15
SECTION 3.6  Covenants of Servicer...........................................15
SECTION 3.7  Purchase of Receivables Upon Breach.............................16
SECTION 3.8  Servicer Fee....................................................16
SECTION 3.9  Servicer's Certificate..........................................17
SECTION 3.10  Annual Statement as to Compliance; Notice of Event of
               Servicing Termination.........................................17
SECTION 3.11  Annual Independent Certified Public Accountant's Report........18
SECTION 3.12  Access to Certain Documentation and Information Regarding
         Receivables.........................................................18
SECTION 3.13  Servicer Expenses..............................................18

                                   ARTICLE IV
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DISTRIBUTIONS; RESERVE ACCOUNT;
STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS.............................19
SECTION 4.1  Accounts........................................................19
SECTION 4.2  Remittance of Collections by the Servicer.......................23
SECTION 4.3  Application of Collections......................................24
SECTION 4.4  Monthly Advances................................................24
SECTION 4.5  Servicer Liquidity Advances.....................................26
SECTION 4.6  Additional Deposits to Collection Account and Withdrawals from
         Reserve Account.....................................................26
SECTION 4.7  Distributions...................................................27
SECTION 4.8  Reserve Account.................................................34
SECTION 4.9  Net Deposits....................................................37
SECTION 4.10  Statements to Noteholders and Certificateholders...............37

                                    ARTICLE V

THE SELLER...................................................................40
SECTION 5.1  Representations and Warranties of Seller........................40
SECTION 5.2  Liability of Seller; Indemnities................................42
SECTION 5.3  Merger or Consolidation of, or Assumption of the Obligations
              of, Seller.....................................................43
SECTION 5.4  Limitation on Liability of Seller and Others....................43
SECTION 5.5  Seller May Own Notes or Certificates............................44

                                   ARTICLE VI

THE SERVICER.................................................................44
SECTION 6.1  Representations of Servicer.....................................44
SECTION 6.2  Indemnities of Servicer.........................................45
SECTION 6.3  Merger or Consolidation of, or Assumption of the Obligations
              of, Servicer...................................................47
SECTION 6.4  Limitation on Liability of Servicer and Others..................47
SECTION 6.5  Delegation of Duties............................................48
SECTION 6.6  Ford Credit Not to Resign as Servicer...........................48
SECTION 6.7  Servicer May Own Notes or Certificates..........................48

                                   ARTICLE VII
SERVICING TERMINATION........................................................49
SECTION 7.1  Events of Servicing Termination.................................49
SECTION 7.2  Appointment of Successor Servicer...............................50
SECTION 7.3  Repayment of Monthly Advances and Servicer Liquidity Advances...51


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
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SECTION 7.4  Notification to Noteholders and Certificateholders..............51
SECTION 7.5  Waiver of Past Events of Servicing Termination..................52

                                  ARTICLE VIII

TERMINATION..................................................................52
SECTION 8.1  Optional Purchase of All Receivables............................52
SECTION 8.2.  Succession Upon Satisfaction and Discharge of Indenture........52

                                   ARTICLE IX

MISCELLANEOUS PROVISIONS.....................................................53
SECTION 9.1  Amendment.......................................................53
SECTION 9.2  Protection of Title to Trust Property...........................54
SECTION 9.3  Governing Law...................................................57
SECTION 9.4  Notices.........................................................57
SECTION 9.5  Severability of Provisions......................................58
SECTION 9.6  Assignment......................................................58
SECTION 9.7  Further Assurances..............................................58
SECTION 9.8  No Waiver; Cumulative Remedies..................................58
SECTION 9.9  Third-Party Beneficiaries.......................................58
SECTION 9.10  Actions by Noteholders or Certificateholders...................59
SECTION 9.11  Agent for Service..............................................59
SECTION 9.12  No Bankruptcy Petition.........................................59
SECTION 9.13  Limitation of Liability of Owner Trustee and Indenture Trustee.59
SECTION 9.14  Savings Clause.................................................60

Exhibit A - Form of Second Tier Subsequent Assignment
Exhibit B - Form of Officer's Certificate
Schedule A        Schedule of Receivables.................................SA-1
Schedule B        Location of Receivable Files............................SB-1
Schedule C        Custodians for Receivable Files.........................SC-1
Appendix A        Definitions and Usage...................................AA-1


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                  SALE AND SERVICING AGREEMENT, dated as of October 1, 2000 (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), by and among FORD CREDIT AUTO OWNER TRUST 2000-F (the "Issuer"), a Delaware business trust, FORD CREDIT AUTO RECEIVABLES TWO L.P., a Delaware limited partnership, as seller (the "Seller"), and FORD MOTOR CREDIT COMPANY, a Delaware corporation, as servicer (the "Servicer").

                  WHEREAS, the Issuer desires to purchase a portfolio of receivables consisting of motor vehicle retail installment sale contracts generated by Ford Motor Credit Company and PRIMUS in the ordinary course of their business and conveyed and to be conveyed to Issuer by the Seller on the Closing Date and on Subsequent Transfer Dates during the Revolving Period;

                  WHEREAS, the Seller is willing to sell such receivables and related property to the Issuer; and

                  WHEREAS, Ford Motor Credit Company is willing to service such receivables on behalf of the Issuer;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND USAGE

                  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                                   ARTICLE II

                                 TRUST PROPERTY

                  SECTION 2.1 Conveyance of Trust Property. (a) In consideration of the Issuer's delivery to, or upon the order of, the Seller of the Notes and the Certificates in an aggregate principal amount equal to [ ]% of the Initial Pool Balance, the Seller does hereby irrevocably transfer, assign and otherwise convey to the Issuer without recourse (subject to the obligations herein) all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the following (collectively, the "Initial Trust Property"):
(i) the Initial Receivables; (ii) with respect to Initial Receivables that are Actuarial Receivables, monies due thereunder on or after the Initial Cutoff Date (including Payaheads) and, with respect to Initial Receivables that are Simple Interest Receivables, monies due or received thereunder on or after the Initial Cutoff Date; (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables and any other interest of the Issuer in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Initial Receivables from claims on any physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (v) Dealer Recourse; (vi) all of the Seller's rights to the Receivable Files that relate to the Initial Receivables; (vii) the Trust Accounts, the Certificate Interest Distribution Account, the Certificate Principal Distribution Account and all amounts, securities, investments, investment property and other property deposited in or credited to any of the foregoing, all security entitlements relating to the foregoing and all proceeds thereof; (viii) all of the Seller's rights under this Agreement; (ix) all of the Seller's rights under the Purchase Agreement, including the right of the Seller to cause Ford Credit to repurchase Receivables from the Seller; (x) payments and proceeds with respect to the Initial Receivables held by the Servicer; (xi) all property (including the right to receive Liquidation Proceeds) securing an Initial Receivable (other than an Initial Receivable purchased by the Servicer or purchased by the Seller); (xii) rebates of premiums and other amounts relating to insurance policies and other items financed under the Initial Receivables in effect as of the Initial Cutoff Date; and (xiii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

         (b) Subject to satisfaction of the conditions set forth in Section 2.1(d), in consideration of the Issuer's delivery on or prior to any Subsequent Transfer Date to the Seller of an amount equal to the Additional Receivables Purchase Price, the Seller shall, pursuant to this Agreement and the related a Second Tier Subsequent Assignment, irrevocably sell, transfer, assign and otherwise convey to the Issuer, without recourse (subject to the obligations herein and in the related Second Tier Subsequent Assignment), on each Subsequent Transfer Date, all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following (collectively, the "Subsequent Trust Property" and, together with the Initial Trust Property, the "Trust Property")): (i) the Additional Receivables listed on Schedule A to the related Second Tier Subsequent Assignment; (ii) with respect to such Additional Receivables that are Actuarial Receivables, monies due thereunder on or after the related Subsequent Cutoff Date (including Payaheads) and, with respect to such Additional Receivables that are Simple Interest Receivables, monies due or received thereunder on or after the related Subsequent Cutoff Date; (iii) the security


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interests in the Financed Vehicles granted by Obligors pursuant to the
Additional Receivables and any other interest of the Issuer in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Additional Receivables from claims on any physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (v) Dealer Recourse; (vi) all of the Seller's rights to the Receivable Files that relate to the Additional Receivables; (vii) payments and proceeds with respect to the Additional Receivables held by the Servicer; (viii) all property (including the right to receive Liquidation Proceeds) securing an Additional Receivable (other than an Additional Receivable purchased by the Servicer or purchased by the Seller); (ix) all of the Seller's rights under the related First Tier Subsequent Assignment; (x) rebates of premiums and other amounts relating to insurance policies and other items financed under the Additional Receivables in effect as of the related Subsequent Cutoff Date; and (xi) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

         (d) The Seller shall sell, transfer, assign and otherwise convey to the Trust on the Subsequent Transfer Date the Additional Receivables and the other property and rights related thereto described in Section 2.1(b) only upon the satisfaction of each of the following conditions on or prior to such Subsequent Transfer Date:

                  (i) the Seller shall have provided the Indenture Trustee and the Owner Trustee and the Rating Agencies on or prior to the Subsequent Transfer Date, a statement listing the approximate aggregate Principal Balance of such Additional Receivables as of the related Subsequent Cutoff Date and any other information reasonably requested by any of the foregoing;

                  (ii) the Seller shall have delivered to each of the Owner Trustee and the Indenture Trustee a duly executed written assignment in substantially the form of Exhibit A hereto (the "Second Tier Subsequent Assignment"), which shall include Schedule A attached thereto listing the related Additional Receivables;

                  (iii) as of such Subsequent Transfer Date: (A) the Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Additional Receivables on such Subsequent Transfer Date, (B) the Seller shall not intend to incur or believe that it would incur debts that would be beyond the Seller's ability to pay as such debts matured, (C) such transfer shall not be made by the Seller with actual


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         intent to hinder, delay or defraud any Person and (D) the assets of the
         Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                  (iv) with respect to the Additional Receivables, as of the related Subsequent Cutoff Date, each Additional Receivable: (1) is secured by a new or used vehicle; (2) was originated in the U.S.; (3) provides for level monthly payments (except for the last payment, which may be minimally different from the level payments) that fully amortize the amount financed over its original term to maturity; (4) is an Actuarial Receivable or a Simple Interest Receivable; (5) bears interest at an APR of not less than 1.80% and not greater than 20.00%;
         (6) has an original term not greater than 60 months; (7) is not more than 30 days past due as of the applicable Subsequent Cutoff Date and has never been extended; (8) was originated no more than 24 months prior to the applicable Subsequent Cutoff Date; (9) has a final maturity date no later than 6 months prior to the Final Scheduled Distribution Date of the Class D Certificates; and (10) has a remaining term to maturity not exceeding 60 months as of the applicable Subsequent Cutoff Date.

                  (v) in addition to the criteria set forth in subclause (iv) above, it will be required that the aggregate pool of Additional Receivables sold to the Issuer on any Monthly Distribution Date complies with the following: (1) the weighted average APR of the pool of Additional Receivables added on such Monthly Distribution Date is not less than 7.53%; (2) the weighted average remaining term of the pool of Additional Receivables added on such Monthly Distribution Date is not greater than 49.1 months; (3) the percentage of Additional Receivables added on such Monthly Distribution Date with respect to vehicles financed at new vehicle rates by principal balance is equal to or greater than 69.00% of the aggregate principal balance of the Additional Receivables acquired by the Trust on such Monthly Distribution Date; and (4) the percentage of Additional Receivables added on such Monthly Distribution Date purchased by Ford Credit (but not by PRIMUS) by principal balance is greater than or equal to 87.59% of the aggregate principal balance of the Additional Receivables acquired by the Trust on such Monthly Distribution Date.

                  (vi)     no Early Amortization Event shall have occurred;

                  (vii) each of the representations and warranties made by the Seller pursuant to Sections 2.2 and 5.1 of this Agreement and by Ford Credit pursuant to Section 3.2 of the Purchase Agreement, with respect to the Seller, Ford Credit or the Additional Receivables, as applicable, shall be true and correct as of the date as of which such representations and warranties are made;

                  (viii) the Seller shall, at its own expense, on or prior to the Subsequent Transfer Date, indicate in its computer files that the Additional Receivables have been sold to the Issuer pursuant to this Agreement and the related Second Tier Subsequent


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         Assignment and deliver to the Owner Trustee the related Schedule of
         Additional Receivables certified by an officer of the Seller to be true, correct and complete;

                  (ix) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Trust Property and the first perfected security interest of the Indenture Trustee in the Collateral;

                  (x) no selection procedures believed by the Seller to be adverse to the interests of the Issuer, the Noteholders or the Certificateholders shall have been utilized in selecting the Additional Receivables;

                  (xi) the addition of the Additional Receivables will not result in any material adverse tax consequences to the Issuer, the Noteholders or the Certificateholders;

                  (xii) on the twelfth Subsequent Transfer Date (expected to be the [November] 2001 Monthly Distribution Date) and the twenty-fourth Subsequent Transfer Date (expected to be the [November] 2002 Monthly Distribution Date), the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel relating to the security interests of the Owner Trustee and the Indenture Trustee in the Additional Receivables transferred in the previous 12 months in substantially the form of the Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies regarding such matters on the Closing Date;

                  (xiii) on the twelfth Subsequent Transfer Date (expected to be the [November] 2001 Monthly Distribution Date) and the [twenty-fourth] Subsequent Transfer Date (expected to be the [November] 2002 Monthly Distribution Date), the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel relating to the sale characterization of the Additional Receivables sold in the previous 12 months from Ford Credit to the Seller in substantially the form of the Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies regarding such matters on the Closing Date;

                  (ix) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition specified in this Section 2.1(d) (substantially in the form attached hereto as Exhibit B);

                  (x) all the conditions to the transfer of the Additional Receivables by Ford Credit to the Seller specified in Section 4.1(b) of the Purchase Agreement shall be satisfied; and


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                  (xi) the Servicer shall have provided to each of the Issuer and the Indenture Trustee the Officer's Certificate required to be provided by the Servicer pursuant to Section 2.4.

         (e) On each Subsequent Transfer Date during the Revolving Period, the Seller agrees to transfer to the Issuer, pursuant to Section 2.1(b), Additional Receivables with an aggregate Principal Balance equal to [105.67]% of the amount of funds the Issuer has available for the purchase of Additional Receivables as of the related Subsequent Cutoff Dates, subject only to availability thereof.

         (f) Any transfer, assignment and conveyance made under Section 2.1(a) or 2.1(b) shall not constitute and is not intended to result in an assumption by the Issuer of any obligation of the Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the other Trust Property or any agreement, document or instrument related thereto.

                  SECTION 2.2 Representations and Warranties of the Seller as to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer shall be deemed to have relied in accepting the Receivables. Such representations and warranties speak as of the Closing Date in the case of the Initial Receivables and as of the related Subsequent Transfer Date in the case of the Additional Receivables, but in either case shall survive the transfer, assignment and conveyance of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (i) Characteristics of Receivables. Each Receivable (a) shall have been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased either (X) by the Seller from Ford Credit, which in turn shall have purchased such Receivable from a Dealer under an existing dealer agreement with Ford Credit, and which shall have been validly assigned by such Dealer to Ford Credit and which in turn shall have been validly assigned by Ford Credit to the Seller in accordance with its terms, or (Y) by the Seller from Ford Credit, which shall have been assigned such Receivable by PRIMUS, which in turn shall have purchased such Receivable from a Dealer or other finance source (provided that such purchase relates to an individual Receivable and not a bulk purchase) under an existing agreement with PRIMUS, and which shall have been validly assigned by such Dealer or other finance source to PRIMUS and shall have been validly assigned by PRIMUS to Ford Credit in the ordinary course of business and which in turn shall have been validly assigned by Ford Credit to the Seller in accordance with its terms, (b) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of Ford Credit in the Financed Vehicle, which security interest has been assigned by Ford Credit to the Seller, which in turn shall be assignable by the Seller to the Issuer, (c) shall contain customary and enforceable provisions


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such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, (e) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance, and (f) is an Actuarial Receivable or a Simple Interest Receivable.

                  (ii) Schedule of Receivables. The information set forth in the Schedule of Receivables and in each Schedule of Additional Receivables shall be true and correct in all material respects as of the opening of business on the related Cutoff Date, and no selection procedures believed to be adverse to the Noteholders or the Certificateholders shall have been utilized in selecting the Receivables from those receivables which meet the criteria contained herein. The computer tape or other listing regarding the Receivables made available to the Issuer and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all material respects.

                  (iii) Compliance with Law. Each Receivable and the sale of the Financed Vehicle shall have complied at the time it was originated or made and at the execution of this Agreement and each Additional Receivable and the sale of the Financed Vehicle at the execution of the related Second Tier Subsequent Assignment shall comply in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                  (iv) Binding Obligation. Each Receivable shall represent the genuine, legal, valid, and binding payment obligation of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally.

                  (v) No Government Obligor. None of the Receivables shall be due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America, any State or political subdivision of either thereof.

                  (vi) Security Interest in Financed Vehicle. Immediately prior to the transfer, assignment and conveyance thereof, each Receivable shall be secured by a first priority, validly perfected security interest in the Financed Vehicle in favor of Ford Credit as secured party or all necessary and appropriate actions shall have been commenced that would result


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

in a first priority, validly perfected security interest in the Financed Vehicle in favor of Ford Credit as secured party.

                  (vii) Receivables in Force. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

                  (viii) No Waiver. No provision of a Receivable shall have been waived.

                  (ix) No Defenses. No right of rescission, setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Receivable.

                  (x) No Liens. To the best of the Seller's knowledge, no liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal with, the security interest in the Financed Vehicle granted by the Receivable.

                  (xi) No Default. Except for payment defaults continuing for a period of not more than thirty (30) days as of the related Cutoff Date, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have arisen; and Ford Credit shall not waive any of the foregoing.

                  (xii) Insurance. Ford Credit, in accordance with its customary standards, policies and procedures, shall have determined that, as of the date of origination of each Receivable, the Obligor had obtained or agreed to obtain physical damage insurance covering the Financed Vehicle.

                  (xiii) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute an absolute sale, transfer, assignment and conveyance of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, conveyed or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests, participations and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests, participations and rights of others; and the transfer has been perfected under the UCC.


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


                  (xiv) Valid Assignment. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, assignment and conveyance of such Receivable under this Agreement or pursuant to transfers of the Notes or the Certificates shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                  (xv) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority, validly perfected ownership interest in the Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made on or prior to the Closing Date with respect to the Initial Receivables and on or prior to the applicable Subsequent Transfer Date with respect to the Additional Receivables. .

                  (xvi) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

                  (xvii) One Original. There shall be only one original executed copy of each Receivable. The Seller, or its custodian, has possession of such original with respect to each Receivable.

                  (xviii) New and Used Vehicles. 70.00% of the aggregate Principal Balance of the Initial Receivables, constituting 63.04% of the number of Initial Receivables as of the Initial Cutoff Date, represent vehicles financed at new vehicle rates, and the remainder of the Initial Receivables represent vehicles financed at used vehicle rates. With respect to the Additional Receivables purchased on a Subsequent Transfer Date during the Revolving Period, the percentage of Additional Receivables added on such Subsequent Transfer Date with respect to vehicles financed at new vehicle rates by Principal Balance shall be equal to or greater than 69.00% of the aggregate Principal Balance of the Additional Receivables acquired by the Trust on such Subsequent Transfer Date.

                  (xix) Amortization Type. By aggregate Principal Balance as of the Cutoff Date, 00.02% of the Initial Receivables constitute Actuarial Receivables and 99.98% of the Initial Receivables constitute Simple Interest Receivables.

                  (xx) Origination. Each Initial Receivable shall have an origination date on or after October 1, 1998. Each Additional Receivable shall have an origination date no more than 24 months prior to the applicable Subsequent Cutoff Date.

                  (xxi) PRIMUS. 11.91% of the aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date, represent Initial Receivables originated through PRIMUS and assigned to Ford Credit, and the remainder of the Initial Receivables were originated through Ford Credit (excluding PRIMUS). With respect to the Additional

Receivables purchased on a Subsequent Transfer Date during the Revolving Period, the percentage of Additional Receivables added on such Subsequent Transfer Date purchased by Ford Credit (but not by PRIMUS) by principal balance shall be greater than or equal to 87.59% of the aggregate principal balance of the Additional Receivables acquired by the Trust on such Monthly Distribution Date.

                  (xxii) Maturity of Receivables. Each Initial Receivable shall have an original maturity of not greater than sixty (60) months. Each Additional Receivable shall have an original maturity not greater than sixty (60) months and a final maturity date no later than 6 months prior to the Final Scheduled Distribution Date of the Class D Certificates. With respect to the Additional Receivables purchased on a Subsequent Transfer Date during the Revolving Period, the weighted average remaining term of the Additional Receivables purchased on such Subsequent Transfer Date shall not be greater than 49.1 months.

                  (xxiii) Annual Percentage Rate. The Annual Percentage Rate of each Receivable shall be not less than 1.80% and not greater than 20.00%. With respect to the Additional Receivables purchased on a Subsequent Transfer Date during the Revolving Period, the weighted Annual Percentage Rate of the Additional Receivables purchased on such Subsequent Transfer Date shall not be less than 7.53%.

                  (xxiv) Scheduled Payments. Each Receivable shall have a first Scheduled Payment due, in the case of Actuarial Receivables, or a first scheduled due date, in the case of the Simple Interest Receivables, on or prior to the last calendar day of the month of the related Cut-Off Date and no Receivable shall have a payment that is more than thirty (30) days overdue as of the related Cutoff Date.

                  (xxv) Location of Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B-1 hereto or the offices of one of the custodians specified in Schedule B-2 hereto.

                  (xxvi) No Extensions. The number of Scheduled Payments, in the case of Actuarial Receivables, and the number of scheduled due dates, in the case of Simple Interest Receivables, shall not have been extended on or before the related Cutoff Date on any Receivable.

                  (xxvii) Rating Agencies. The rating agencies rating the Notes and the Class C Certificates are Moody's, Standard & Poor's and Fitch and the rating agencies rating the Class D Certificates are Standard & Poor's and Fitch.

                  (xxviii) Agreement. The representations and warranties of the Seller in Section 5.1 are true and correct.

                  (xxix) No Receivables Originated in Alabama or Pennsylvania. No Receivable shall have been originated in Alabama or Pennsylvania.

                  SECTION 2.3 Repurchase upon Breach. The Seller, the Servicer, the Issuer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement, the Indenture Trustee and Ford Credit promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made by the Seller pursuant to Section 2.2. Unless the breach shall have been cured by the last day of the second Collection Period following the discovery, the Indenture Trustee shall enforce the obligation of the Seller under this Section 2.3, and, if necessary, the Seller or the Indenture Trustee shall enforce the obligation of Ford Credit under the Purchase Agreement, to repurchase any Receivable materially and adversely affected by the breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following the discovery). In consideration of the purchase of the Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 4.6(a). The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of the Seller's representations and warranties pursuant to Section 2.2 shall be to require the Seller to repurchase such Receivables pursuant to this
Section 2.3 or to enforce the obligation of Ford Credit to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 2.3 or the eligibility of any Receivable for purposes of this Agreement.

                  SECTION 2.4 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and the Indenture Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee or, with respect to Additional Receivables purchased on Subsequent Transfer Dates, which will be constructively delivered to the Indenture Trustee as of the Subsequent Transfer Date as pledgee of the Issuer pursuant to the Indenture (collectively, a "Receivable File"):

                           (i)  The original Receivable.

                           (ii) The original credit application fully executed by the Obligor or a photocopy thereof or a record thereof on a computer file, diskette or on microfiche.

                           (iii) The original certificate of title or such documents that the Servicer or Ford Credit shall keep on file, in accordance with its customary standards, policies and procedures, evidencing the security interest of Ford Credit in the Financed Vehicle.

                           (iv) Any and all other documents (including any computer file, diskette or microfiche) that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

                  On the Closing Date (with respect to the Initial Receivables) and on each Subsequent Transfer Date (with respect to the Additional Receivables purchased by the Trust on such Subsequent Transfer Date) the Servicer shall provide an Officer's Certificate to the Issuer and the Indenture Trustee confirming that the Servicer has received on behalf of the Issuer and the Indenture Trustee all the documents and instruments necessary for the Servicer to act as the agent of the Issuer and the Indenture Trustee for the purposes set forth in this Section 2.4, including the documents referred to herein, and the Issuer and the Indenture Trustee are hereby authorized to rely on such Officer's Certificate.

                  SECTION 2.5 Duties of Servicer as Custodian.

                  (a) Safekeeping. The Servicer shall hold the Receivable Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Servicer and the Issuer to comply with the terms and conditions of this Agreement, and the Indenture Trustee to comply with the terms and conditions of the Indenture. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others and, consistent with such reasonable care, the Servicer may utilize the services of third parties to act as custodian of physical Receivable Files, subject to Section 6.5. In accordance with its customary standards, policies and procedures with respect to its retail installment sale contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Owner Trustee or the Indenture Trustee of the Receivable Files.

                  (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B-1 to this Agreement or the offices of one of its custodians specified in Schedule B-2 of this Agreement, or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than ninety (90) days after any change in location. The Servicer shall make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times as the Issuer or the Indenture Trustee shall instruct, but only upon reasonable notice and during the normal business hours at the respective offices of the Servicer.

                  (c) Release of Documents. Upon written instructions from the Indenture Trustee, the Servicer shall release or cause to be released any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon thereafter as is practicable. Any document so released shall be handled by the Indenture Trustee with due care and returned to the Servicer for safekeeping as soon as the Indenture Trustee or its agent or designee, as the case may be, shall have no further need therefor.

                  SECTION 2.6 Instructions; Authority to Act. All instructions from the Indenture Trustee shall be in writing and signed by an Authorized Officer of the Indenture Trustee, and the Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of such written instructions.

                  SECTION 2.7 Custodian's Indemnification. The Servicer as custodian shall indemnify the Issuer, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred, or asserted against the Issuer, the Owner Trustee or the Indenture Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable (i) to the Issuer for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Indenture Trustee, the Owner Trustee or the Issuer,
(ii) to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Indenture Trustee, the Owner Trustee or the Issuer and (iii) to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith, or negligence of the Indenture Trustee, the Owner Trustee or the Issuer.

                  SECTION 2.8 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this
Section 2.8. If Ford Credit shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.1, the appointment of the Servicer as custodian hereunder may be terminated by the Indenture Trustee, or by the Noteholders of Notes evidencing not less than 25% of the Note Balance of the Notes Outstanding or, with the consent of Noteholders of Notes evidencing not less than 25% of the Note Balance of the Notes Outstanding, by the Owner Trustee or by Certificateholders of Certificates evidencing not less than 25% of the Aggregate Certificate Balance, in the same manner as the Indenture

Trustee or such Securityholders may terminate the rights and obligations of the Servicer under Section 7.1. As soon as practicable after any termination of such appointment, the Servicer shall deliver to the Indenture Trustee or the Indenture Trustee's agent the Receivable Files and the related accounts and records maintained by the Servicer at such place or places as the Indenture Trustee may reasonably designate.

                                   ARTICLE III

                         ADMINISTRATION AND SERVICING OF
                         RECEIVABLES AND TRUST PROPERTY

                  SECTION 3.1 Duties of Servicer. The Servicer shall manage, service, administer, and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions, making Monthly Advances pursuant to Section 4.4 and, in its sole discretion, making Servicer Liquidity Advances pursuant to Section 4.5. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Owner Trustee (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the names of the Indenture Trustee, the Noteholders, the Certificateholders, or any of them. The Owner Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Issuer or the Owner Trustee all licenses, if any, required by the laws of any jurisdiction to be held by the Issuer or the Owner Trustee in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

                  SECTION 3.2 Collection of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others. Subject to Sections 3.6(iii) and (iv), the Servicer may grant extensions, rebates, or adjustments on a Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond 6 months past the Final Scheduled Maturity Date of the Class D Certificates, it shall promptly purchase the Receivable in the manner provided in Section 3.7. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

                  SECTION 3.3 Realization Upon Receivables. On behalf of the Issuer, the Servicer shall use reasonable efforts, consistent with its customary standards, policies and procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary standards, policies and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include reasonable efforts to realize upon any Dealer Recourse and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

                  SECTION 3.4 Allocations of Collections. If an Obligor is obligated under one or more Receivables and also under one or more other assets owned by Ford Credit or assigned by Ford Credit to third parties, then any payment on any such asset received from or on behalf of such Obligor shall, if identified as being made with respect to a particular item or asset, be applied to such item, and otherwise shall be allocated by Ford Credit in accordance with its customary standards, policies and procedures.

                  SECTION 3.5 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary standards, policies and procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Issuer hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

                  SECTION 3.6 Covenants of Servicer. The Servicer shall not (i) release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, (ii) impair the rights of the Noteholders or the

Certificateholders in the Receivables, (iii) change the Annual Percentage Rate with respect to any Receivable, or (iv) modify the Amount Financed or the total number of Scheduled Payments (in the case of an Actuarial Receivable) or the total number of originally scheduled due dates (in the case of a Simple Interest Receivable).

                  SECTION 3.7 Purchase of Receivables Upon Breach. (a) The Seller, the Servicer or the Owner Trustee, as the case may be, promptly shall inform the other parties to this Agreement, in writing, upon the discovery of any breach pursuant to Section 3.2, 3.5 or 3.6. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as determined by the Indenture Trustee (which shall include any Receivable as to which a breach of Section 3.6 has occurred) at the Purchase Amount. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount in the manner specified in Section 4.6(a). For purposes of this Section 3.7, the Purchase Amount shall consist in part of a release by the Servicer of all rights of reimburse ment with respect to Outstanding Monthly Advances on the Receivable. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach pursuant to Section 3.2, 3.5 or 3.6 shall be to require the Servicer to purchase Receivables pursuant to this
Section 3.7.

                  (b) The Seller, the Servicer or the Owner Trustee, as the case may be, promptly shall inform the other parties to this Agreement in writing, upon the discovery of any breach of the representations and warranties of Ford Credit, as seller, set forth in Section 3.2(b) of the Purchase Agreement. Unless the breach shall have been cured by the last day of the second Collection Period following the discovery, the Servicer shall enforce the obligation of Ford Credit under the Purchase Agreement to repurchase any Receivable materially and adversely affected by the breach as of such last day (or, at Ford Credit's option, the last day of the first Collection Period following the discovery). In consideration of the purchase of the Receivable, Ford Credit shall remit, pursuant to Section 6.2 of the Purchase Agreement, the Purchase Amount to the Servicer and the Servicer shall remit the Purchase Amount to the Collection Account as specified in Section 4.6(a) hereof.

                  (c) With respect to all Receivables purchased pursuant to this
Section 3.7, the Issuer shall assign to the Servicer or the Seller, as applicable, without recourse, representation or warranty, all of the Issuer's right, title and interest in and to such Receivables and all security and documents relating thereto.

                  SECTION 3.8 Servicer Fee. The Servicer shall be entitled to any interest earned on the amounts deposited in the Collection Account and the Payahead Account during each Collection Period plus all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to Receivables during each

Collection Period (the "Supplemental Servicing Fee"). The Servicer also shall be entitled to the Servicing Fee, as provided herein.

                  SECTION 3.9 Servicer's Certificate. (a) On or prior to each Determination Date, the Servicer shall deliver to the Owner Trustee, each Note Paying Agent and Certificate Paying Agent, the Indenture Trustee, the Swap Counterparty and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information (including all specific dollar amounts) necessary to make the transfers and distributions pursuant to Sections 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 for the Collection Period preceding the date of such Servicer's Certificate, together with the written statements to be furnished by the Owner Trustee to Certificateholders pursuant to Section 4.10 and by the Indenture Trustee to the Noteholders pursuant to Section 4.10 hereof and Section
6.6 of the Indenture. Receivables purchased or to be purchased by the Servicer or the Seller shall be identified by the Servicer by the Seller's account number with respect to such Receivable (as specified in the Schedule of Receivables or Schedule of Additional Receivables).

                  (b) On or about the fifth (but in no event later than the tenth) calendar day of each calendar month, the Servicer shall deliver to the respective underwriters of the Notes the Note Pool Factor for each Class or Subclass of Notes and, in the event that the Certificates have been sold by the Seller subsequent to the date hereof, to the respective underwriters (if applicable) of the Certificates, the Certificate Pool Factor for each Class of Certificates as of the close of business on the Monthly Distribution Date occurring in that month.

                  SECTION 3.10 Annual Statement as to Compliance; Notice of Event of Servicing Termination. (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency on or before April 30 of each year beginning April 30, 2001, an Officer's Certificate, dated as of December 31 of the preceding calendar year, stating that (i) a review of the activities of the Servicer during the preceding 12-month (or shorter) period and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such Officer's Certificate and the report referred to in Section 3.11 may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee shall promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

                  (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under Section 7.1. The Seller shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become an Event of Servicing Termination under clause (a)(ii) of Section 7.1.

                  SECTION 3.11 Annual Independent Certified Public Accountant's Report. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to the Seller or to Ford Credit, to deliver to the Owner Trustee and the Indenture Trustee on or before April 30 of each year beginning April 30, 2001 with respect to the prior calendar year a report addressed to the board of directors of the Servicer and to the Owner Trustee and the Indenture Trustee, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, (2) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement, and (3) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others that such firm is required to report under the Program.

                  The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  SECTION 3.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders, the Indenture Trustee and the Noteholders access to the Receivable Files in such cases where the Certificateholders, the Indenture Trustee or the Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section 3.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this
Section 3.12. The Servicer shall provide such information with respect to the Receivables as the Rating Agencies may reasonably request, including as soon as practicable a periodic report of the aggregate principal balance of Receivables which become Liquidated Receivables during each Collection Period.

                  SECTION 3.13 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Owner Trustee and the Indenture Trustee, independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Noteholders and Certificateholders.


                                   ARTICLE IV

                         DISTRIBUTIONS; RESERVE ACCOUNT;
                STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

                  SECTION 4.1 Accounts. (a) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name "The Chase Manhattan Bank as Indenture Trustee, as secured party for Ford Credit Auto Owner Trust 2000-F", at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of The Chase Manhattan
Bank), which shall be designated as the "Collection Account". Initially, the Collection Account shall be account number [C-70887] and shall include any successor or replacement accounts thereto. The Collection Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Collection Account in accordance with the terms of the Basic Documents. The Collection Account will be established and maintained pursuant to an account agreement which specifies New York law as the governing law. In addition, the Collection Account shall be established and maintained at a Qualified Institution or Qualified Trust Institution which agrees in writing that for so long as the Notes are outstanding it will comply with entitlement orders (as defined in Article 8 of the UCC) originated by the Indenture Trustee without further consent of the Issuer. All monies deposited from time to time in the Collection Account shall be held by the Indenture Trustee as secured party for the benefit of the Noteholders and, after payment in full of the Notes, as agent of the Owner Trustee and as part of the Trust Property. All deposits to and withdrawals from the Collection Account shall be made only upon the terms and conditions of the Basic Documents.

                  If the Servicer is required to remit collections pursuant to the first sentence of Section 4.2, all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account in Permitted Investments that mature not later than the Business Day immediately prior to the Monthly Distribution Date for the Collection Period to which such amounts relate and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Collection Account shall be withdrawn from the Collection Account at the written direction of the Servicer and shall be paid to the Servicer. In the event that the Collection Account is no longer to be maintained at the corporate trust department of The Chase Manhattan Bank, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Collection Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                  (b) The Servicer shall, prior to the Closing Date, establish and maintain an administrative subaccount within the Collection Account at the bank or trust company then maintaining the Collection Account, which subaccount shall be designated as the "Principal Distribution Account". The Principal Distribution Account is established and maintained solely for administrative purposes.

                  (c) The Servicer shall, prior to the Closing Date, establish and maintain two segregated trust accounts, each in the name "The Bank of New York as Owner Trustee" at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of The Bank of New
York), which shall be designated as the "Certificate Interest Distribution Account" and the "Certificate Principal Distribution Account", respectively. Each Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee. All monies deposited from time to time in each Certificate Distribution Account pursuant to this Agreement and the Indenture shall be held by the Owner Trustee as part of the Trust Property and shall be applied as provided in the Basic Documents. In the event that either Certificate Distribution Account is no longer to be maintained at the corporate trust department of The Bank of New York the Servicer shall, with the Owner Trustee's assistance as necessary, cause such Certificate Distribution Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent). Each Certificate Distribution Account will be established and maintained pursuant to an account agreement which specifies New York law as the governing law.

                  (d) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of "The Chase Manhattan Bank as Indenture Trustee" at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of The Chase Manhattan
Bank), which shall be designated as the "Payahead Account". The Payahead Account shall be held in trust for the benefit of the Obligors. The Payahead Account shall be under the sole dominion and control of the Indenture Trustee; provided that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Payahead Account in accordance with the Basic Documents. The Payahead Account shall not be a part of the Trust Property. All deposits to and withdrawals from the Payahead Account shall be made only upon the terms and conditions of the Basic Documents.

                  If the Servicer is required to remit collections pursuant to the first sentence of Section 4.2, all amounts held in the Payahead Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Payahead Account in Permitted Investments that mature not later than the Business Day immediately prior to the Monthly Distribution

Date for the Collection Period to which such amounts relate and such Permitted Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Payahead Account shall be withdrawn from the Payahead Account at the direction of the Servicer and shall be paid to the Servicer. In the event that the Payahead Account is no longer to be maintained at the corporate trust department of The Chase Manhattan Bank, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Payahead Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                  (e) Notwithstanding the provisions of clause (d) above and of
Section 4.7(a)(ii), for so long as (i) Ford Credit is the Servicer, (ii) the rating of Ford Credit's short- term unsecured debt is at least P-1 by Moody's, at least A-1 by Standard & Poor's and at least F-1 by Fitch and (iii) no Event of Servicing Termination shall have occurred (each, a "Monthly Remittance Condition"), Payaheads need not be remitted to and deposited in the Payahead Account but instead may be remitted to and held by the Servicer. So long as each Monthly Remittance Condition is satisfied, the Servicer shall not be required to segregate or otherwise hold separate any Payaheads remitted to the Servicer as aforesaid but shall be required to remit Payaheads to the Collection Account in accordance with Section 4.7(a)(i). At any time that any Monthly Remittance Condition is not satisfied, the Servicer shall deposit in the Payahead Account the amount of any Payaheads then held or received by it (which amount shall be at least equal to the Payahead Balance as of the close of business on the last day of the immediately preceding Collection Period). Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied the Servicer may utilize, with respect to Payaheads, an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the ratings then assigned to the Notes and the Certificates. The Owner Trustee and the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clause (iii) of the first sentence of this Section 4.1(e) that would require remittance of the Payaheads to the Payahead Account unless the Owner Trustee or the Indenture Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Noteholders of Notes evidencing not less than 25% of the Note Balance of the Notes Outstanding or from the Certificateholders of Certificates evidencing not less than 25% of the Aggregate Certificate Balance or unless a Trustee Officer in the Corporate Trust Office with knowledge hereof and familiarity herewith has actual knowledge of such event or circumstance.

                  (f) The Servicer shall, prior to the Closing Date, establish and maintain an administrative subaccount within the Collection Account in the name of "The Chase Manhattan Bank as Indenture Trustee" at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of The Chase Manhattan Bank), which subaccount shall be designated as the "Accumulation Account". The Accumulation Account shall be held in trust for the benefit of the Noteholders. The Accumulation Account shall be under the sole dominion and control of the Indenture Trustee; provided that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Accumulation Account in accordance with the Basic Documents. All monies deposited from time to time in the Accumulation Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits to and withdrawals from the Accumulation Account shall be made only upon the terms and conditions of the Basic Documents.

                  All amounts held in the Accumulation Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Accumulation Account in Permitted Investments that mature not later than the Business Day immediately prior to the Monthly Distribution Date for the Collection Period to which such amounts relate and such Permitted Investments shall be held to maturity. All interest and other income on funds on deposit in the Accumulation Account shall be withdrawn and deposited in the Collection Account for distribution on each Monthly Distribution Date in accordance with Section 4.7(c). In the event that the Accumulation Account is no longer to be maintained at the corporate trust department of The Chase Manhattan Bank, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Accumulation Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                  (g) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of "The Chase Manhattan Bank as Indenture Trustee" at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of The Chase Manhattan
Bank), which shall be designated as the "VPTN Proceeds Account". The VPTN Proceeds Account shall be held in trust for the benefit of the holders of the Subclass of Class A Notes to be paid on its Targeted Scheduled Distribution Date or on any Monthly Distribution Date thereafter from the proceeds of issuance of VPTNs deposited to such account from time to time. The VPTN Proceeds Account shall be under the sole dominion and control of the Indenture Trustee; provided that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the VPTN Proceeds Account in accordance with the Basic Documents. All monies deposited from time to time in the VPTN Proceeds Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits to and withdrawals from the VPTN Proceeds Account shall be made only upon the terms and conditions of the Basic Documents.

                  (h) The Servicer shall, prior to the Closing Date, establish and maintain a segregated trust account in the name of "The Chase Manhattan Bank as Indenture Trustee" at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of The Chase Manhattan
Bank), which shall be designated as the "Class A

Quarterly Interest Funding Account". The Class A Quarterly Interest Funding Account shall be held in trust for the benefit of the holders of the Class A Notes and the Swap Counterparty for the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps. The Class A Quarterly Interest Funding Account shall be under the sole dominion and control of the Indenture Trustee; provided that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Class A Quarterly Interest Funding Account in accordance with the Basic Documents. All monies deposited from time to time in the Class A Quarterly Interest Funding Account shall be held by the Indenture Trustee as part of the Trust Property and all deposits to and withdrawals from the Class A Quarterly Interest Funding Account shall be made only upon the terms and conditions of the Basic Documents.

                  All amounts held in the Class A Quarterly Interest Funding Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Class A Quarterly Interest Funding Account in Permitted Investments that mature not later than the Business Day immediately prior to the following Monthly Distribution Date and such Permitted Investments shall be held to maturity. All interest and other income on funds on deposit in the Class A Quarterly Interest Funding Account equal to the excess of the amount on deposit in the Class A Quarterly Interest Funding Account over the aggregate amount of interest due on the Quarterly Pay Class A Notes (after giving effect to all deposits to such account on such Quarterly Payment Date, including any Net Swap Receipts, and the payment of any Net Swap Payments on the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps on such Date) shall be withdrawn and deposited in the Collection Account for distribution on each Quarterly Payment Date in accordance with Section 4.7(c). In the event that the Class A Quarterly Interest Funding Account is no longer to be maintained at the corporate trust department of The Chase Manhattan Bank, the Servicer shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Class A Quarterly Interest Funding Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

                  SECTION 4.2 Remittance of Collections by the Servicer. The Servicer shall remit to the Collection Account within two (2) Business Days of the receipt thereof (i) all payments by or on behalf of the Obligors (including Payaheads on the Receivables, but excluding Purchased Receivables) and (ii) all Liquidation Proceeds, both as collected during the Collection Period. Ford Credit, so long as it is acting as the Servicer, may make remittances of collections on a less frequent basis than that specified in the immediately preceding sentence. It is understood that such less frequent remittances may be made only on the specific terms and conditions set forth below in this Section
4.2 and only for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of the first sentence of this
Section 4.2, the Servicer shall remit collections received during a Collection Period to the Collection Account in immediately available funds on the Business Day preceding the related Monthly Distribution Date (or, with the prior consent of the Rating

Agencies, on the related Monthly Distribution Date) but only for so long as each Monthly Remittance Condition is satisfied. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the ratings then assigned to the Notes and the Certificates. The Owner Trustee or the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clause (iii) of the definition of Monthly Remittance Condition that would require remittance by the Servicer to the Collection Account within two Business Days of receipt as aforesaid unless the Owner Trustee or the Indenture Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Noteholders of Notes evidencing not less than 25% of the Note Balance of the Notes Outstanding or from the Certificateholders of Certificates evidencing not less than 25% of the Aggregate Certificate Balance or a Trustee Officer in the Corporate Trust Office with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstance. For purposes of this Article IV the phrase "payments by or on behalf of Obligors" shall mean payments made by Persons other than the Servicer or by other means.

                  SECTION 4.3 Application of Collections. For the purposes of this Agreement, as of the close of business on the last day of each Collection Period, all collections for the Collection Period with respect to each Receivable (other than a Purchased Receivable) shall be applied by the Servicer as follows: (i) payments by or on behalf of the Obligor which are not late fees, prepayment charges, or other administrative fees and expenses, or similar charges which constitute the Supplemental Servicing Fee shall be applied first to reduce Outstanding Monthly Advances made with respect to such Receivable, as described in Sections 4.4(a) and (b) below and (ii) next, any excess shall be applied (i) in the case of Simple Interest Receivables, to interest and principal on the Receivable in accordance with the Simple Interest Method and
(ii) in the case of Actuarial Receivables, to the Scheduled Payment with respect to such Receivable and any remaining excess (except for partial prepayments which cause a reduction in the Obligor's periodic payment to below the Scheduled Payment as of the Cutoff Date) shall be added to the Payahead Balance, and shall be applied to prepay the Actuarial Receivable but only if the sum of such excess and the previous Payahead Balance shall be sufficient to prepay the Actuarial Receivable in full, otherwise such excess shall constitute a Payahead, and shall increase the Payahead Balance.

                  SECTION 4.4 Monthly Advances. (a) As of the close of business on the last day of each Collection Period, if the payments by or on behalf of the Obligor on an Actuarial Receivable (other than a Purchased Receivable) after application under Section 4.3 shall be less than the Scheduled Payment, whether as a result of any extension granted to the Obligor or otherwise, the Payahead Balance, if any, with respect to such Receivables shall be applied by the Indenture Trustee to the extent of the shortfall, and such Payahead Balance shall be reduced accordingly. Next, subject to the following sentence, the Servicer shall make an advance of any remaining shortfall (such amount, an "Actuarial Advance"). The Servicer will be obligated to make an Actuarial Advance in respect of an Actuarial Receivable only to the extent that the Servicer, in its sole discretion, shall determine that the Actuarial Advance shall be recoverable from subsequent collections or recoveries on any Actuarial Receivable. With respect to each Actuarial Receivable, the Actuarial Advance shall increase Outstanding Actuarial Advances. Outstanding Actuarial Advances shall be reduced by subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds and payments of the Purchase Amount.

                  If the Servicer shall determine that an Outstanding Actuarial Advance with respect to any Actuarial Receivable shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust, and Outstanding Actuarial Advances with respect to such Actuarial Receivable shall be reduced accordingly.

                  (b) As of the close of business on the last day of each Collection Period, the Servicer shall advance an amount equal to the amount of interest due on the Simple Interest Receivables at their respective APRs for the related Collection Period (assuming the Simple Interest Receivables pay on their respective due dates) minus the amount of interest actually received on the Simple Interest Receivables during the related Collection Period (such amount, a "Simple Interest Advance"). With respect to each Simple Interest Receivable, the Simple Interest Advance shall increase Outstanding Simple Interest Advances. If such calculation results in a negative number, an amount equal to such negative number shall be paid to the Servicer and the amount of Outstanding Simple Interest Advances shall be reduced by such amount. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be paid to the Servicer to reduce Outstanding Simple Interest Advances, but only to the extent of any Outstanding Simple Interest Advances. The Servicer shall not make any advance in respect of principal of Simple Interest Receivables.

                  If the Servicer shall determine that an Outstanding Simple Interest Advance with respect to any Simple Interest Receivable shall not be recoverable, the Servicer shall be reimbursed from any collections made on other Receivables in the Trust, but only to the extent that such Outstanding Simple Interest Advance represents accrued and unpaid interest on such Simple Interest Receivable. Outstanding Simple Interest Advances with respect to such Simple Interest Receivable shall be reduced by the amount of such reimbursement.

                  (c) In the event that an Obligor shall prepay a Receivable in full, if the related contract did not require such Obligor to pay a full month's interest, for the month of prepayment, at the APR, the Servicer shall make an unreimbursable advance of the amount of such interest.

                  SECTION 4.5 Servicer Liquidity Advances. If, on a Targeted Scheduled Distribution Date for any Subclass of Class A Notes or on any Monthly Distribution Date upon which a Subclass of Class A Notes which has passed its Targeted Scheduled Distribution Date is not paid in full, the Issuer has entered into a binding agreement with an Eligible Purchaser for the sale of any VPTNs to be issued on such Targeted Scheduled Distribution Date or Monthly Distribution Date and the Servicer determines that the proceeds from such sale will not be received by the Issuer on that date in time to make timely payments on the related Subclass or Subclasses of Class A Notes on such date, the Servicer may, in its sole discretion, make a liquidity advance in the amount equal to the expected proceeds if it determines, in its sole discretion, that it has received reasonable assurances from the purchaser or purchasers of the VPTNs to the effect that the full amount of the expected proceeds will be delivered not more than two Business Days after such Targeted Scheduled Distribution Date or Monthly Distribution Date (such liquidity advance, a "Servicer Liquidity Advance"). The Servicer shall deposit any such Servicer Liquidity Advance in the VPTN Proceeds Account. If the Servicer makes a Servicer Liquidity Advance, then promptly upon receipt by the Issuer of the purchase price of such VPTN (including accrued interest) from the Eligible Purchaser, the Indenture Trustee shall apply such funds to reimburse the Servicer for that related Servicer Liquidity Advance, with interest to the extent paid by the purchaser. Until the Eligible Purchaser delivers the purchase price of the VPTN to the Issuer, the Servicer will be the holder of the VPTN and will be entitled to payments thereon, including interest, until the purchase price, together with accrued interest if so provided in the agreement with the Eligible Purchaser, is received from the Eligible Purchaser and paid to the Servicer.

                  SECTION 4.6 Additional Deposits to Collection Account and Withdrawals from Reserve Account. (a) The Servicer shall deposit in the Collection Account the aggregate Monthly Advances pursuant to Sections 4.4(a) and (b) and the aggregate advances pursuant to Section 4.4(c). The Servicer and the Seller shall deposit in the Collection Account the aggregate Purchase Amounts with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 8.1. All such deposits with respect to a Collection Period shall be made, in immediately available funds, on the Business Day preceding the Monthly Distribution Date (or, with the prior consent of the Rating Agencies, on the Monthly Distribution Date) related to such Collection Period.

                  (b) The Indenture Trustee shall, on the Monthly Distribution Date relating to each Collection Period, make withdrawals from the Reserve Account (i) first, in an amount equal to the Reserve Account Release Amount,
(ii) second, in an amount equal to the amount (if positive) calculated by the Servicer pursuant to the second sentence of Section 4.7(b), (iii) third, in an amount equal to the amount (if positive) calculated by the Servicer pursuant to the third sentence of Section 4.7(b) and (iv) fourth, in an amount equal to the amount (if positive) calculated by the Servicer pursuant to the fourth sentence of Section 4.7(b), and, in each case, shall deposit such funds into the Collection Account.

                  (c) On each Targeted Scheduled Distribution Date and on any other Monthly Distribution Date on which a VPTN is issued, the purchaser of a VPTN shall deposit in the VPTN Proceeds Account the purchase price of any VPTNs issued by the Issuer on such Monthly Distribution Date pursuant to Section 2.2(d) of the Indenture and Section 2(b) of the Administration Agreement and the Servicer shall deposit any Servicer Liquidity Advance made by the Servicer pursuant to Section 4.5 in the VPTN Proceeds Account.

                  (d) On each Monthly Distribution Date, the Swap Counterparties for the Monthly Pay Floating Rate Class A Note Interest Rate Swaps and Variable Pay Term Notes Interest Rate Swaps shall deposit any Net Swap Receipts pursuant to the respective Interest Rate Swap agreements into the Collection Account.

                  SECTION 4.7 Distributions. (a) On each Monthly Distribution Date, the Indenture Trustee shall cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Monthly Distribution Date:

                           (i) From the Payahead Account, or from the Servicer in the event the provisions of Section 4.1(e) above are applicable, to the Collection Account, in immediately available funds, (x) the portion of Payaheads constituting Scheduled Payments or prepayments in full, required by Sections 4.3 and 4.4(a), and (y) the Payahead Balance, if any, relating to any Purchased Receivable.

                           (ii) From the Collection Account to the Payahead Account, or to the Servicer in the event the provisions of Section 4.1(e) above are applicable, in immediately available funds, the aggregate Payaheads required by Section 4.3 for the Collection Period related to such Monthly Distribution Date.

                           (iii) From the Principal Distribution Account to the Accumulation Account, in immediately available funds, the amount specified as the deposit to the Accumulation Account in the Servicer's Certificate required by Section 3.9 for the Collection Period related to such Monthly Distribution Date.

                           (iv) From the Collection Account to the Servicer, in immediately available funds, repayment of Outstanding Monthly Advances pursuant to Sections 4.4(a) and (b).

                  (b) With respect to each Monthly Distribution Date, the Servicer shall on or before each Determination Date calculate the Available Collections, the Reserve Account Release Amount, the Accumulation Amount, the Available Funds, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, if any, any Net Swap Payments, any Net Swap Receipts, any Swap Termination Payments, the Class A Quarterly Interest Funding Account Deposit Amount, the Accrued Class A Note Interest, the Accrued VPTN Interest, the First Priority Principal Distribution Amount, the Accrued Class B Note Interest, the

Second Priority Principal Distribution Amount, the Accrued Class C Certificate Interest, the Accrued Class D Certificate Interest, the Regular Principal Distribution Amount, the aggregate Principal Balance of any Additional Receivables purchased on such Monthly Distribution Date and the Additional Receivables Purchase Price, the Three-Month Rolling Average Delinquency Ratio, the Three-Month Rolling Average Realized Loss Ratio, the amount on deposit in the Reserve Account as a percentage of the Specified Reserve Balance, the amount of unreinvested principal collections deposited to the Accumulation Account (after application of funds to the seller in consideration of Additional Receivables purchased on such Monthly Distribution Date during the Revolving Period) as a percentage of the aggregate Principal Balance of the Receivables (with such Principal Balance calculated as though all amounts deposited into the Accumulation Account had been invested in Receivables and not including any interest or earnings on Permitted Investments thereon), and if such Monthly Distribution Date is a Targeted Scheduled Distribution Date or a date on which VPTNs are to be issued, the amount of any VPTN to be issued. In addition, the Servicer shall calculate on or before each Determination Date the difference, if any, between the Total Required Payment and the Available Funds and, pursuant to
Section 4.6(b), the Indenture Trustee shall withdraw funds from the Reserve Account in an amount equal to the lesser of such difference (if positive) or the balance of such Reserve Account.

                   On or before the Determination Date immediately preceding the Final Scheduled Distribution Date with respect to any Class of Notes or either Class of Certificates, the Servicer shall calculate the difference, if any, between (i) the amount required to pay such Class of Notes or such Class of Certificates in full in accordance with the priorities set forth in Sections 4.7(c) and (d), and (ii) the sum of the Available Funds plus the amount withdrawn from the Reserve Account in accordance with the preceding sentence, and pursuant to Section 4.6(b), the Indenture Trustee shall withdraw funds from the Reserve Account in the amount of such difference (if positive).

                  The Servicer also shall calculate, on or before each Determination Date, (i) the sum of the Available Funds plus the amounts withdrawn from the Reserve Account in accordance with the two immediately preceding sentences plus the amount remaining on deposit in the Reserve Account after the withdrawal of such amounts, and (ii) the amount required to pay the Servicing Fee and principal and interest of each Class of Notes and Certificates in full in accordance with the priorities set forth in Sections 4.7(c) and (d), and, if the amount determined pursuant to clause (i) of this sentence is greater than the amount determined pursuant to clause (ii) of this sentence, the Indenture Trustee, pursuant to Section 4.6(b), shall withdraw funds from the Reserve Account in an amount which is, together with Available Funds and the amounts withdrawn from the Reserve Account in accordance with the two immediately preceding sentences, sufficient to pay the amount specified in clause (ii) of this sentence.

                  (c) On each Monthly Distribution Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on or before the related Determination Date pursuant to Section 3.9), to make the following withdrawals from the Collection Account and make deposits, distributions and payments, to the extent of Available Funds on deposit in the Collection Account with respect to the Collection Period preceding such Monthly Distribution Date (including investment earnings, if any, transferred from the Accumulation Account pursuant to Section 4.1(f) and funds, if any, transferred from the Payahead Account pursuant to this Section 4.7) and funds deposited therein from the Reserve Account pursuant to Section 4.6(b), in the following order of priority:

                           (i) first, to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                           (ii) second, with the same priority and ratably, in accordance with the amount of such Net Swap Payments, (a) to the applicable Swap Counterparties, any Net Swap Payments payable by the Trust on the Variable Pay Term Notes Interest Rate Swap, (b) to the Class A Quarterly Interest Funding Account, the excess of (A)(x)the total amount of the Accrued Fixed Rate Payments on the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps minus (y) the aggregate amount accrued from the preceding Monthly Distribution Date on the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps, in each case at an interest rate equal to three- month LIBOR plus the spread on the related Subclass of Floating Rate Class A Notes over (B) the total amount on deposit in the Class A Quarterly Interest Funding Account immediately prior to such Monthly Distribution Date, and (c) to the applicable Swap Counterparties, any Net Swap Payments payable by the Trust on the Monthly Pay Floating Rate Class A Note Interest Rate Swaps, if any;

                           (iii) third, with the same priority and ratably, in accordance with the outstanding principal balance of the Monthly Pay Class A Notes and the VPTNs and the amount of any Swap Termination Payments due and payable by the Trust to the Swap Counterparties (1) to the Indenture Trustee for deposit into the Class A Quarterly Interest Funding Account, the Class A Quarterly Interest Funding Account Deposit Amount; (2) to the Indenture Trustee for the holders of the Monthly Pay Class A Notes, the Accrued Class A Monthly Pay Interest; (3) to the Indenture Trustee for the holders of the Variable Pay Term Notes, the Accrued VPTN Interest; and (4) to the Swap Counterparties, the amount of any Swap Termination Payments due and payable to them; provided, that, after the allocations in subclauses (1), (2), (3) and (4) have been paid, any amounts remaining shall be deposited or paid to the Class A Quarterly Interest Funding Account, the Noteholders of the Monthly Pay Class A Notes, the VPTN Noteholders and the Swap Counterparty or Swap Counterparties, pro rata, based on the amounts described in subclauses (1), (2), (3) and (4) which were not deposited or paid, as applicable, after giving effect to such allocations;

                           (iv) fourth, to the Principal Distribution Account, the First Priority Principal Distribution Amount;

                           (v) fifth, to the Noteholders of Class B Notes, the Accrued Class B Note Interest; provided that if there are not sufficient funds available to pay the entire amount of the Accrued Class B Note Interest, the amounts available shall be applied to the payment of such interest on the Class B Notes on a pro rata basis;

                           (vi) sixth, to the Principal Distribution Account, the Second Priority Principal Distribution Amount;

                           (vii) seventh, to the Certificate Interest
         Distribution Account, the Accrued Class C Certificate Interest;

                           (viii) eighth, to the Certificate Interest
         Distribution Account, the Accrued Class D Certificate Interest;

                           (ix) ninth, to the Reserve Account, the amount, if any, required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance (calculated after giving effect to all amounts, including amounts pursuant to clause (x) below, deposited to the Principal Distribution Account and then transferred to the Accumulation Account on such date);

                           (x) tenth, to the Principal Distribution Account, the Regular Principal Distribution Amount; and

                           (xi) eleventh, to the Seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Monthly Distribution Date.

                  Notwithstanding the foregoing, (A) following the occurrence and during the continuation of an Event of Default specified in Section 5.1(i), 5.1(ii), 5.1(iv) or 5.1(v) of the Indenture which has resulted in an acceleration of the Notes (or following the occurrence of any such event after an Event of Default specified in Section 5.1(iii) of the Indenture has occurred and the Notes have been accelerated), the Servicer shall instruct the Indenture Trustee to transfer the funds on deposit in the Collection Account remaining after the application of clauses (i), (ii) and (iii) above to the Principal Distribution Account to the extent necessary to reduce the principal amount of all the Class A Notes and the VPTNs to zero, (B) following the occurrence and during the continuation of an Event of Default specified in Section 5.1(iii) of the Indenture which has resulted in an acceleration of the Notes, the Servicer shall instruct the Indenture Trustee to transfer the funds on deposit in the Collection Account remaining after the application of clauses (i), (ii), (iii),
(iv) and (v) above to the Principal Distribution Account to the extent necessary to reduce the principal amount of all the Notes to zero, and (C) in the case of an event described in clause (A) or
(B), the Certificateholders will not receive any distributions of principal or interest until the principal amount and accrued interest on all the Notes has been paid in full.

                  (d) On each Subsequent Transfer Date during the Revolving Period, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on or before the related Determination Date pursuant to Section 3.9), to withdraw funds on deposit in the Principal Distribution Account with respect to the Collection Period preceding such Subsequent Transfer Date for payment of the Additional Receivables Purchase Price to the Seller in consideration of Additional Receivables sold by the Seller to the Issuer on such Subsequent Transfer Date. After payment to the Seller of the Additional Receivables Purchase Price, the Indenture Trustee, as instructed by the Servicer, shall transfer any funds remaining in the Principal Distribution Account to the Accumulation Account.

                  (e) On each Monthly Distribution Date during the Amortization Period, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on or before the related Determination Date pursuant to Section 3.9), to withdraw the funds on deposit in the Principal Distribution Account, any funds on deposit in the VPTN Proceeds Account and, if such Monthly Distribution Date is a Targeted Scheduled Distribution Date, any funds on deposit in the Accumulation Account and make distributions and payments in the following order of priority:

         (1) FIRST, to the holders of the Class A Notes and VPTNs in reduction of principal until the principal amounts of the outstanding Class A Notes and VPTNs have been paid in full, in accordance with the following:

                  (A) On each Targeted Scheduled Distribution Date for a Subclass of Class A Notes upon which the Trust is able to issue and does issue VPTNs, (and no Early Amortization Event has occurred),

                           (i) first, from amounts on deposit in the Principal Distribution Account to the holders of the outstanding VPTNs, if any, the VPTN Percentage of such amounts until all outstanding VPTNs are paid in full, and then any remaining amounts to the holders of such Subclass or Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates until paid in full; and

                           (ii) second, from amounts, if any, on deposit in the Accumula tion Account to the holders of such Subclass of Class A Notes which has reached its Targeted Scheduled Distribution Date until paid in full;

                           (iii) third, from amounts on deposit in the VPTN Proceeds Account to the holders of such Subclass or Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates until paid in full; and

                           (iv) fourth, from any remaining amounts on deposit in the Principal Distribution Account to the holders of the VPTNs until paid in full, and then any remaining amounts will be deposited to the Accumulation Account if any Subclasses of Class A Notes are outstanding which have not reached or passed their Targeted Scheduled Distribution Dates;

                  (B) On each Targeted Scheduled Distribution Date for a Subclass of Class A Notes upon which the Trust is unable to issue VPTNs or on any Monthly Distribution Date which is not a Targeted Scheduled Distribution Date upon which a Subclass or Subclasses of Class A Notes which has reached or passed its Targeted Scheduled Distribu tion Date remains outstanding (and no Early Amortization Event has occurred),

                           (i)      first,

                                    (a)     from amounts on deposit in the
                                            Principal Distribu tion Account to
                                            the holders of the outstanding
                                            Variable Pay Term Notes, if any, the
                                            Variable Pay Term Note Percentage of
                                            such amounts until all outstanding
                                            Variable Pay Term Notes are paid in
                                            full; and

                                    (b)     from amounts on deposit in the
                                            Principal Distribu tion Account to
                                            the holders of all of the
                                            outstanding Subclasses of Class A
                                            Notes which have reached or passed
                                            their Targeted Scheduled
                                            Distribution Dates, the Class A
                                            Percentage of all amounts on deposit
                                            in the Principal Distribution
                                            Account until the principal amount
                                            of all of such outstanding
                                            Subclasses of Class A Notes has been
                                            paid in full;

                           (ii) second, from amounts on deposit in the Accumulation Account, if any, to the holders of such Subclass of Class A Notes which has reached its Targeted Scheduled Distribution Date until paid in full;

                           (iii) third, from amounts on deposit in the VPTN Proceeds Account to the holders of such Subclass or Subclasses of Class A Notes which have reached or passed their Targeted Scheduled Distribution Date until paid in full; and

                           (iv) fourth, from any remaining amounts on deposit in the Principal Distribution Account to the holders of the VPTNs until paid in full, and then any remaining amounts will be deposited to the Accumulation Account if any Class A Notes are outstanding which have not reached or passed their Targeted Scheduled Distribution Date;

                  (C) On each Monthly Distribution Date that is not a Targeted Scheduled Distribution Date for a Subclass of Class A Notes and as of which the Trust has paid in full each Subclass of Class A Notes which has reached or passed its Targeted Scheduled Distribution Date (and no Early Amortization Event has occurred),

                           (i)      first,

                                    (a)     from amounts on deposit in the
                                            Principal Distribu tion Account to
                                            the holders of the outstanding
                                            VPTNs, if any, until all outstanding
                                            VPTNs have been paid in full; and

                                    (b)     second, if any Class A Notes remain
                                            outstanding, the remainder, if any,
                                            to the Accumulation Account;

                  (D) On each Monthly Distribution Date following an Early Amortization Event, to the holders of the outstanding Subclasses of Class A Notes until the principal balances of all such outstanding Subclasses of Class A Notes have been paid in full, in the following order of priority:
                           (i) to the Class A-1 Notes until paid in full; (ii) to the Class A-2 Notes until paid in full; (iii) to the Class A-3 Notes until paid in full; (iv) to the Class A-4 Notes until paid in full;and (v) to the Class A-5 Notes until paid in full;

         (2) SECOND, to the holders of the Class B Notes in reduction of principal until the principal amount of the outstanding Class B Notes has been paid in full;

         (3) THIRD to the Certificate Principal Distribution Account, until the Certificate Balance of the Class C Certificates has been paid in full;

         (4) FOURTH, to the Certificate Principal Distribution Account, until the Certificate Balance of the Class D Certificates has been paid in full; and

         (5) FIFTH, to the seller, any funds remaining on deposit in the Principal Distribution Account;

provided, in each case, that in the event there are not sufficient funds to pay the principal amount of all Notes or Certificates within a Subclass or Class having the same priority, principal payments shall be made to each holder within such Subclass or Class on a pro rata basis, and provided, further, all of the Subclasses of Class A Notes will be paid sequentially, so that no principal payments will be made on any Subclass of Class A Notes, until all Subclasses of Class A Notes with a lower numerical designation have been paid in full; and provided further if at any time more than one VPTN is outstanding, principal will be paid to the VPTNs sequentially, with the earliest issued VPTN being paid in full before any principal is paid to any VPTN with a later issuance date.

              (f) On each Quarterly Payment Date, the Swap Counterparties for the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps shall deposit any Net Swap Receipts pursuant to the respective Interest Rate Swap agreements into the Class A Quarterly Interest Funding Account and the Indenture Trustee shall make any withdrawals with respect to any Net Swap Payments payable to such Swap Counterparties from the Class A Quarterly Interest Funding Account. On each Quarterly Payment Date (or, on any Monthly Distribution Date that is not a Quarterly Payment Date if an Early Amortization Event or an acceleration of the notes due to an Event of Default has occurred on or prior to the LIBOR Determination Date relating to such Monthly Distribution Date), after giving effect to all deposits and withdraws with respect to the Quarterly Pay Interest Rate Swaps and the deposits made pursuant to Section 4.7(c)(iii), the Trust will apply amounts on deposit in the Class A Quarterly Interest Funding Account (1) to pay to the holders of each Subclass of Quarterly Pay Class A Notes their pro rata share of the amounts on deposit in the Class A Quarterly Interest Funding Account according to the amount of interest due to each Subclass to the extent necessary to pay the full amount of interest due and payable on each such Subclass; and (2)to deposit any amounts remaining (which will generally be equal to the amount of earnings on Permitted Investments in the account)into the Collections Account to be applied on such Monthly Distribution Date in accordance with the priorities set forth in Section 4.7(e).

              SECTION 4.8 Reserve Account. (a) (i) The Seller shall, prior to the Closing Date, establish and maintain an account in the name "The Chase Manhattan Bank as Indenture Trustee, as secured party for Ford Credit Auto Owner Trust 2000-F" at a Qualified Institution or Qualified Trust Institution, which shall be designated as the "Reserve Account" (the Reserve Account, together with the Collection Account (including the Principal Distribution

Account), the Accumulation Account, the VPTN Proceeds Account and the Class A Quarterly Interest Funding Account, the "Trust Accounts"). The Reserve Account shall be under the sole dominion and control of the Indenture Trustee; provided, that the Servicer may make deposits to the Reserve Account in accordance with the Basic Documents and so long as no Default or Event of Default shall have occurred and be continuing all or a portion of the funds in the Reserve Account shall be invested by the applicable Qualified Institution or Qualified Trust Institution maintaining such account at the direction of the Seller in Permitted Investments without requiring any action from the Indenture Trustee. The Seller shall not direct the Qualified Institution or Qualified Trust Institution maintaining the Reserve Account to make any investment of any funds or to sell any investment held in the Reserve Account unless the security interest Granted and perfected in such account in favor of the Indenture Trustee will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction by the Seller to make any such investment or sale, if requested by the applicable Qualified Institution or Qualified Trust Institution, the Seller shall deliver to such Qualified Institution or Qualified Trust Institution an Opinion of Counsel, acceptable to such Qualified Institution or Qualified Trust Institution, to such effect. If (i) the Seller shall have failed to give investment directions for any funds on deposit in the Reserve Account to the Qualified Institution or Qualified Trust Institution maintaining such account by 11:00 a.m. New York Time (or such other time as may be agreed by the Issuer and such Qualified Institution or Qualified Trust Institution) on the Business Day preceding each Monthly Distribution Date, (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 of the Indenture or (iii) the Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.4 of the Indenture as if there had not been such a declaration, then the Qualified Institution or Qualified Trust Institution shall, to the fullest extent practicable, invest and reinvest funds in the Reserve Account in one or more Permitted Investments described in clause (b) of the definition thereof. The Reserve Account will be established and maintained pursuant to an account agreement which specifies New York law as the governing law. In addition, the Reserve Account shall be established and maintained at a Qualified Institution or Qualified Trust Institution which agrees in writing that for so long as the Notes are outstanding it will comply with entitlement orders (as defined in Article 8 of the UCC) originated by the Indenture Trustee without further consent of the Issuer. On the Closing Date, the Seller shall deposit the Reserve Initial Deposit into the Reserve Account from the net proceeds of the sale of the Notes and the Certificates. The Reserve Account and all amounts, securities, investments, financial assets and other property deposited in or credited to the Reserve Account (such amounts, the "Reserve Account Property") shall be held by the Indenture Trustee as secured party for the benefit of the Noteholders and, after payment in full of the Notes, as agent of the Owner Trustee and as part of the Trust Property, and all deposits to and withdrawals from therefrom shall be made only upon the terms and conditions of the Basic Documents.

              The Reserve Account Property shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Seller, by the bank or trust company then maintaining the Reserve Account in Permitted Investments that mature not later than the Business Day preceding the next Monthly Distribution Date and such Permitted Investments shall be held to maturity; provided, however, that upon satisfaction of the Rating Agency Condition, funds in the Reserve Account may be invested in Permitted Investments that will not mature prior to the next Monthly Distribution Date and will not be required to be sold or liquidated to meet any shortfalls that may occur. All interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Account shall be deposited therein. In the event the Reserve Account is no longer to be maintained at the corporate trust department of The Chase Manhattan Bank, the Seller shall, with the Indenture Trustee's or Owner Trustee's assistance as necessary, cause the Reserve Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

              (ii)  With respect to Reserve Account Property:

                           (A) any Reserve Account Property that is a "financial
                  asset" as defined in Section 8-102(a)(9) of the UCC shall be physically delivered to, or credited to an account in the name of, the Qualified Institution or Qualified Trust Institution maintaining the Reserve Account in accordance with such institution's customary procedures such that such institution establishes a "securities entitlement" in favor of the Indenture Trustee with respect thereto; and

                           (B) any Reserve Account Property that is held in
                  deposit accounts shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto.

              (iii) Except for any deposit accounts specified in clause (ii)(B) above, the Reserve Account shall only be invested in securities or in other assets which the Qualified Institution or Qualified Trust Institution maintaining the Reserve Account agrees to treat as "financial assets" as defined in Section 8-102(a)(9) of the UCC.

              (b) If the Servicer pursuant to Section 4.4 determines on or before any Determination Date that it is required to make a Monthly Advance and does not do so from its own funds, the Servicer shall promptly instruct the Indenture Trustee in writing to withdraw funds, in an amount specified by the Servicer, from the Reserve Account and deposit them in the Collection Account to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 4.4 for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Monthly Advances to the Indenture Trustee, and the Servicer shall within two Business Days replace any funds in the Reserve Account so used.

              (c) Following the payment in full of the aggregate principal amount of the Notes and the Aggregate Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders and Certificateholders and the termination of the Trust, any remaining Reserve Account Property shall be distributed to the Seller.

              (d) The Seller shall be permitted to sell, transfer, convey or assign in any manner its rights in the Reserve Account under this Section 4.8(c), together with its rights to receive amounts under Section 4.7(c)(xi) of this Agreement and Sections 5.4(b)(ix) and 8.2(c)(xi) of the Indenture, provided that each of the following conditions are satisfied:

                  (i) the Rating Agency Condition is satisfied with respect to such action;

                  (ii) such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized for federal or any Applicable Tax State income tax purposes as an association taxable as a corporation; and

                  (iii) the transferee or assignee agrees in writing to take positions for federal and any Applicable Tax State income tax purposes consistent with the tax positions taken previously by the Seller.

              SECTION 4.9 Net Deposits. For so long as (i) Ford Credit shall be the Servicer, (ii) the Servicer shall be entitled pursuant to Section 4.2 to remit collections on a monthly basis rather than within two Business Days of receipt, and (iii) the Servicer shall be entitled pursuant to Section 4.1(e) to retain Payaheads rather than deposit them in the Payahead Account. Ford Credit may make the remittances pursuant to Sections 4.2, 4.5 and 4.6 above, net of amounts to be distributed to Ford Credit pursuant to Section 4.7(c). Nonetheless, the Servicer shall account for all of the above described remittances and distributions except for the Supplemental Servicing Fee in the Servicer's Certificate as if the amounts were deposited and/or transferred separately.

              SECTION 4.10 Statements to Noteholders and Certificateholders. On each Monthly Distribution Date, the Servicer shall provide to the Indenture Trustee (with copies to the Rating Agencies and each Note Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with copies to the Rating Agencies and to each Certificate Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date and to the Luxembourg Paying Agent to be made available to Noteholders in Luxembourg, a statement based on information in the Servicer's Certificate furnished pursuant to Section 3.9, setting forth for the Collection Period relating to such Monthly Distribution Date the following information as to the Notes and the Certificates to the extent applicable:

                  (i) the amount of such distribution allocable to interest allocable to each Class or Subclass, as applicable, of the Notes and the Certificates, the amount of such distribution deposited to the Class A Quarterly Interest Funding Account Deposit Amount and the amount thereof allocable to each Subclass of Class A Notes, and the amount to be paid to each Subclass of Class A Notes from amounts on deposit in the Class A Quarterly Interest Funding Account;

                  (ii) (a) during the Revolving Period, the amount deposited to the Principal Distribution Account, the amount applied from the Principal Distribution Account to purchase Additional Receivables, the amount applied from the Accumulation Account to purchase Additional Receivables, the aggregate principal balance of the Additional Receivables purchased on such Monthly Distribution Date and the amount deposited into the Accumulation Account after giving effect to all purchases of Additional Receivables on such Monthly Distribution Date and (b) during the Amortization Period, the amount allocable to principal for each class of Notes and Certificates, including the Class A Percentage and Variable Pay Term Note Percentage thereof;

                  (iii) the amount of any draws from the Reserve Account, if any, separately stated by purpose and the amount of any draws from the Accumulation Account;

                  (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (v) the Yield Supplement Overcollateralization Amount for such Monthly Distribution Date;

                  (vi) the aggregate outstanding principal amount of each Class of Notes, the Note Pool Factor for each Class of Notes, the Certificate Balance of each Class of Certificates and the Certificate Pool Factor for each Class of Certificates as of such Monthly Distribution Date after giving effect to all principal payments on such Monthly Distribution Date;

                  (vii) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Monthly Distribution Date;

                  (viii) the amount of the aggregate Realized Losses, if any, with respect to the related Collection Period;

                  (ix) the amounts of the Noteholders' Interest Carryover Shortfall and the Certificateholders' Interest Carryover Shortfall, if any, on such Monthly Distribution Date and the change in such amounts from the preceding Monthly Distribution Date;

                  (x) the amount of any previously due and unpaid payment of principal of the Notes or of the Certificate Balance, as applicable, and the change in such amount from that of the prior Monthly Distribution Date;

                  (xi) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer, if any, with respect to the related Collection Period;

                  (xii) the balance of the Reserve Account on such Monthly Distribution Date (specifying any increase in the balance of the Reserve Account due to an increase in the amounts on deposit in the Accumulation Account), after giving effect to distributions made on such Monthly Distribution Date and the change in such balance from the preceding Monthly Distribution Date;

                  (xiii) the Specified Overcollateralization Amount and the Specified Credit Enhancement Amount as of such Monthly Distribution Date;

                  (xiv) the amount of Monthly Advances, if any, on such Monthly Distribution Date (stating separately the amount of Actuarial Advances and Simple Interest Advances);

                  (xv) for the first Monthly Distribution Date that is on or immediately following the end of the Revolving Period, the amount remaining in the Principal Distribution Account that has not been used to fund the purchase of Additional Receivables;

                  (xvi) for any Targeted Scheduled Distribution Date or any Monthly Distribution Date upon which a VPTN is to be issued, the principal amount of any VPTN to be issued on such date;

                  (xvii) the amount, if any, to be deposited in the Accumulation and the balance of the Accumulation Account on such Monthly Distribution Date, after giving effect to distributions made on such Monthly Distribution Date and the change in such balance from the preceding Monthly Distribution Date;

                  (xviii)  whether an Early Amortization Event has occurred;

                  (xix) if such Monthly Distribution Date is a Targeted Scheduled Distribution Date, whether the related Subclass of Class A Notes will be paid in full;

                  (xx) if such Monthly Distribution Date occurs after a Targeted Scheduled Distribution Date on which the related Subclass of Class A Notes has not been paid in full, whether such Subclass of Class A Notes will be paid in full on such Monthly Distribution Date.

              Each amount set forth on the Monthly Distribution Date statement pursuant to clauses (i), (vii), (ix) and (x) above shall be expressed as a dollar amount per $1,000 of original principal amount or original Certificate Balance of a Note or a Certificate, as applicable.

         Such statements will be sent by first-class mail, postage prepaid, to the registered holders of such notes or certificates at their address appearing in the Note Register and to the Luxembourg Paying Agent to the address specified in Section 9.4.

                                    ARTICLE V

                                   THE SELLER

              SECTION 5.1 Representations and Warranties of Seller. The Seller makes the following representations and warranties on which the Issuer is deemed to have relied in acquiring the Trust Property. The representations and warranties speak as of the execution and delivery of this Agreement and as of the execution and delivery of each Second Tier Subsequent Assignment, and shall survive the conveyance of the Trust Property to the Issuer and the pledge thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

              (a) Organization and Good Standing. The Seller shall have been duly organized and shall be validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire and own the Receivables.

              (b) Due Qualification. The Seller shall be duly qualified to do business as a foreign limited partnership in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

              (c) Power and Authority. The Seller shall have the power and authority to execute and deliver this Agreement, the First Tier Subsequent Assignments, the Second Tier Subsequent Assignments and the other Basic Documents to which it is a party and to carry out their terms. The Seller shall have full power and authority to convey and assign the property to be conveyed and assigned to and deposited with the Issuer and has duly authorized such conveyance and assignment to the Issuer by all necessary action; and the execution, delivery, and performance of this Agreement, the First Tier Subsequent Assignments, the Second Tier Subsequent Assignments and the other Basic Documents to which it is a party shall have been duly authorized, executed and delivered by the Seller by all necessary action.

              (d) Valid Conveyance; Binding Obligation. This Agreement and each Second Tier Subsequent Assignment shall evidence a valid transfer, assignment and conveyance of the Receivables and the other Trust Property conveyed by the Seller to the Issuer hereunder or thereunder, enforceable against creditors of and purchasers from the Seller; and this Agreement, the First Tier Subsequent Assignments, the Second Tier Subsequent Assignments and the other Basic Documents to which the Seller is a party constitute legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

              (e) No Violation. The consummation of the transactions contemplated by this Agreement, each executed First Tier Subsequent Assignment, each executed Second Tier Subsequent Assignment and the other Basic Documents to which the Seller is a party and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under the Certificate of Limited Partnership or Limited Partnership Agreement, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Seller is a party or by which the Seller is bound; nor result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument; nor violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

              (f) No Proceedings. As of the date of this Agreement and as of the date of each Second Tier Subsequent Assignment, there are no proceedings or investigations pending, or, to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture, the First Tier Subsequent Assignment, the Second Tier Subsequent Assignment or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture, the First Tier Subsequent Assignment, the Second Tier Subsequent Assignment or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the First Tier Subsequent Assignment, the Second Tier Subsequent Assignment, any of the other Basic

Documents, the Notes or the Certificates, or (iv) relating to the Seller and which might adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

              SECTION 5.2 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement, and hereby agrees to the following:

              (a) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the conveyance of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to ownership of the Receivables or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement, the Second Tier Subsequent Assignments and the other Basic Documents) and costs and expenses in defending against the same.

              (b) The Seller shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith, or negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's violation of federal or State securities laws in connection with the registration or the sale of the Notes or the Certificates.

              (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or (ii) in the case of the Owner Trustee shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement or (iii) in the case of the Indenture Trustee shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture.

              (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

              (e) Indemnification under this Section 5.2 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 5.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

              SECTION 5.3 Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller shall be a party, (iii) succeeding to the business of the Seller, or (iv) more than 50% of the voting stock of which is owned directly or indirectly by Ford Motor Company, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this
Section 5.3 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (y) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables and the other Trust Property, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Seller shall provide notice of any merger, conversion, consolidation, or succession pursuant to this Section 5.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) or (iii) above.

              SECTION 5.4 Limitation on Liability of Seller and Others. The Seller and any officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

              SECTION 5.5 Seller May Own Notes or Certificates. The Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Seller or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Basic Documents, without preference, priority, or distinction as among all of the Notes and Certificates.

                                   ARTICLE VI

                                  THE SERVICER

              SECTION 6.1 Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Trust Property. The representations speak as of the execution and delivery of this Agreement and shall survive the conveyance of the Trust Property to the Issuer and the pledge thereof by the Issuer pursuant to the
Indenture:

              (a) Organization and Good Standing. The Servicer shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of its incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Issuer and the Indenture Trustee.

              (b) Due Qualification. The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

              (c) Power and Authority. The Servicer shall have the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their terms, and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party shall have been duly authorized, executed and delivered by the Servicer by all necessary corporate action.

              (d) Binding Obligation. This Agreement and the other Basic Documents to which the Servicer is a party constitute legal, valid, and binding obligations of the Servicer, enforceable against the Servicer in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

              (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Servicer is a party and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under (in each case material to the Servicer and its subsidiaries considered as a whole), the articles of incorporation or by-laws of the Servicer, or any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument to which the Servicer is a party or by which it shall be bound, nor result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Servicer and its subsidiaries considered as a whole) upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument (other than this Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

              (f) No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determina tion or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, or (iv) relating to the Servicer and which might adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

              SECTION 6.2 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:

              (a) The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

              (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Delaware Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein or in the other Basic Documents, if any, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the conveyance of the Receivables to the Issuer or the issuance and original sale of the Notes and the Certificates, or asserted with respect to ownership of the Receivables, or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Basic Documents) and costs and expenses in defending against the same.

              (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Delaware Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance, or bad faith (other than errors in judgment) of the Servicer in the performance of its duties under this Agreement or any other Basic Document to which it is a party, or by reason of reckless disregard of its obligations and duties under this Agreement or any other Basic Document to which it is a party.

              (d) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee, the Delaware Trustee and the Indenture Trustee, as applicable, from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the other Basic Documents, if any, except to the extent that such cost, expense, loss, claim, damage, or liability:
(i) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Owner Trustee, the Delaware Trustee or the Indenture Trustee, as applicable; (ii) in the case of the Owner Trustee, shall arise from the Owner Trustee's breach of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement or, in the case of the Indenture Trustee, from the Indenture Trustee's breach of any of its representations or warranties set forth in the Indenture; or (iii) in the case of the Indenture Trustee, shall arise out of or be incurred in connection with the performance by the Indenture Trustee of the duties of a Successor Servicer hereunder.

              For purposes of this Section 6.2, in the event of the termination of the rights and obligations of Ford Credit (or any successor thereto pursuant to Section 7.2) as Servicer pursuant to Section 7.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to continue to be the Servicer pending appointment of a Successor Servicer (other than the Indenture Trustee) pursuant to Section 7.2.

              (e) Indemnification under this Section 6.2 by Ford Credit (or any successor thereto pursuant to Section 7.2) as Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Owner Trustee, the Delaware Trustee or the Indenture Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

              SECTION 6.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer, or (iv) so long as Ford Credit acts as Servicer, any corporation more than 50% of the voting stock of which is owned directly or indirectly by Ford Motor Company, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation, or succession and such agreement of assumption comply with this Section 6.3 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 6.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement or assumption and compliance with clauses (x) and (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), or (iii) above.

              SECTION 6.4 Limitation on Liability of Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer's Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement.

              (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

              SECTION 6.5 Delegation of Duties. So long as Ford Credit acts as Servicer, the Servicer may at any time without notice or consent delegate some of or substantially all of its duties under this Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford Motor Company. The Servicer may at any time perform specific duties as servicer under the Agreement through sub-contractors; provided that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto and the Servicer shall be solely responsible for the fees of any such sub-contractors.

              SECTION 6.6 Ford Credit Not to Resign as Servicer. Subject to the provisions of Section 6.3, Ford Credit shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Ford Credit shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have
(i) taken the actions required by Section 7.1(b), (ii) assumed the responsibilities and obligations of Ford Credit in accordance with Section 7.2 and (iii) become the Administrator under the Administration Agreement pursuant to Section 8 thereof.

              SECTION 6.7 Servicer May Own Notes or Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the

Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Basic Documents. Except as set forth herein or in the other Basic Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates.

                                   ARTICLE VII
                              SERVICING TERMINATION

              SECTION 7.1 Events of Servicing Termination. (a) If any one of the following events ("Events of Servicing Termination") occur and be continuing:

              (i) Any failure by the Servicer or the Seller to deliver to the Owner Trustee or the Indenture Trustee any proceeds or payment required to be so delivered under the terms of the Notes and the Certificates and this Agreement that shall continue unremedied for a period of three
         (3) Business Days after written notice of such failure is received by the Servicer or the Seller, as the case may be, from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer or the Seller, as the case may be; or

              (ii) Failure on the part of the Servicer or the Seller duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller, as the case may be, set forth in the Notes, the Certificates or in this Agreement, which failure shall (a) materially and adversely affect the rights of Noteholders or Certificateholders and (b) continue unremedied for a period of ninety
         (90) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer or the Seller, as the case may be, by the Owner Trustee or the Indenture Trustee, or (2) to the Owner Trustee, the Indenture Trustee, the Seller and the Servicer by the Noteholders of Notes evidencing not less than 25% of the Note Balance of the Controlling Note Class or, if no Notes are outstanding, by Certificateholders of Certificates evidencing not less than 25% of the Certificate Balance of the Controlling Certificate Class; or

              (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer or the Seller in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

              (iv) The consent by the Servicer or the Seller to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntary suspend payment of its obligations or become insolvent;

then the Indenture Trustee shall promptly notify each Rating Agency, and in each and every case, so long as an Event of Servicing Termination shall not have been remedied, either the Indenture Trustee or the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Note Class (or, if no Notes are outstanding, the Owner Trustee or Certificates evidencing not less than a majority of the Certificate Balance of the Controlling Certificate Class), by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders and to the Owner Trustee if given by the Certificateholders) (with a copy to the Rating Agencies) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Trust Property or otherwise, shall pass to and be vested in the Indenture Trustee or such Successor Servicer as may be appointed under Section 7.2; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.

              (b) Upon termination of the Servicer under Section 7.1(a), the predecessor Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Indenture Trustee or such Successor Servicer for administration of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files and the related accounts and records maintained by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.1 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

         SECTION 7.2 Appointment of Successor Servicer. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 7.1 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of
(x) the date 45 days from the delivery to the Indenture Trustee and the Owner Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Issuer shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency). In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 7.2, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Indenture Trustee, if it shall be legally unable so to act, shall appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

              (b) Upon appointment, the Successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, by the terms and provisions of this Agreement.

              (c) In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such Successor Servicer out of payments on Receivables as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Servicer under this Agreement. The Indenture Trustee and such Successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

              SECTION 7.3 Repayment of Monthly Advances and Servicer Liquidity Advances. If the identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive to the extent of available funds reimbursement for Outstanding Monthly Advances pursuant to Section 4.3 and 4.4 or Outstanding Servicer Liquidity Advances pursuant to Section 4.5, with respect to all Monthly Advances or Servicer Liquidity Advances made by the predecessor Servicer.

              SECTION 7.4 Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Indenture Trustee shall give prompt written notice thereof to Noteholders and to the Swap Counterparty, and the Owner Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses of record and to each Rating Agency.

              SECTION 7.5 Waiver of Past Events of Servicing Termination. The Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Note Class (or, if no Notes are outstanding, the Owner Trustee or Certificates evidencing not less than a majority of the Certificate Balance of the Controlling Certificate Class) may, on behalf of all Noteholders and Certificateholders, waive any Event of Servicing Termination hereunder and its consequences, except an event resulting from the failure to make any required deposits to or payments from any of the Trust Accounts, either Certificate Distribution Account or the Payahead Account in accordance with this Agreement. Upon any such waiver of a past Event of Servicing Termination, such Event of Servicing Termination shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereon. The Issuer shall provide written notice of any such waiver to the Rating Agencies and to the Swap Counterparty.

                                  ARTICLE VIII

                                   TERMINATION

              SECTION 8.1 Optional Purchase of All Receivables. On the last day of any Collection Period as of which the Pool Factor shall be less than the Optional Purchase Percentage, the Servicer shall have the option to purchase the corpus of the Trust. To exercise such option, the Servicer shall deposit pursuant to Section 4.6(a) in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the outstanding principal amount of the Notes and the Aggregate Certificate Balance and all accrued but unpaid interest (including any overdue interest) thereon. The amount deposited in the Collection Account pursuant to this Section 8.1 shall be used on the next Monthly Distribution Date to make payments in full to Noteholders and Certificateholders in the manner set forth in Article IV.

              SECTION 8.2. Succession Upon Satisfaction and Discharge of Indenture. Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, to the extent permitted by applicable law, the Indenture Trustee will continue to carry out its obligations hereunder as agent for the Owner Trustee, including without limitation making distributions from the Payahead Account and the Collection Account in accordance with Section 4.7 and making withdrawals from the Reserve Account in accordance with Section 4.6(b) and Section 4.8.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

              SECTION 9.1 Amendment. (a) This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee and the Owner Trustee and to the extent that their respective rights or obligations may be affected thereby (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any provisions to or change or eliminate any provisions or to modify the rights of the Noteholders or Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of any Noteholder or Certificateholder or adversely affect the rights or obligations of the Swap Counterparty under the Interest Rate Swap Agreement or modify the obligations or, or impair the ability of the Issuer to fully perform any of its obligations under the Interest Rate Swap Agreement; and provided further that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized for federal or any then Applicable Tax State income tax purposes as an association taxable as a corporation.

              (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Swap Counterparty to the extent such amendment adversely affects the rights or obligations of the Swap Counterparty under the Interest Rate Swap Agreement or modifies the obligations of, or impairs the ability of the Issuer to fully perform any of its obligations under the Interest Rate Swap Agreement, and with the consent of the Indenture Trustee and the Owner Trustee to the extent that their respective rights or obligations may be affected thereby (which consent may not be unreasonably withheld) and with the consent of (i) the Indenture Trustee, to the extent that its rights or obligations would be affected by such amendments, (ii) the Noteholders of Notes evidencing not less than a majority of the Note Balance of each Class of the Notes and (iii) the Certificateholders of Certificates evidencing not less than a majority of the Aggregate Certificate Balance (which consent of any Noteholder of a Note or Certificateholder of a Certificate given pursuant to this Section 9.1 or pursuant to any other provision of this Agreement shall be conclusive and binding on such Note or Certificate, as the case may be, and on all future Noteholders of such Note or Certificateholders of such Certificate, as the case may be, and of any Note or Certificate, as applicable, issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon such Note or the Certificate) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate or change any Note Interest Rate or any Certificate Rate or, without satisfaction of the Rating Agency Condition, the Specified Reserve Balance, without the consent of all adversely affected Noteholders or Certificateholders or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Noteholders of all Notes and Certificateholders of all Certificates affected thereby; and provided further that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be characterized for federal or any then Applicable Tax State income tax purposes as an association taxable as a corporation.

              (c) Prior to the execution of any such amendment or consent the Servicer will provide, and the Owner Trustee shall distribute, written notification of the substance of such amendment or consent to each Rating Agency.

              (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall mail a copy to the Swap Counterparty and shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each Rating Agency and the Indenture Trustee will provide notification of the substance of such amendment or consent to each Noteholder and to the Luxembourg Paying Agent. It shall not be necessary for the consent of Noteholders or the Certificateholders pursuant to this Section 9.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe, including the establishment of record dates pursuant to paragraph number 2 of the Note Depository Agreement.

              (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 9.2(i)(1). The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee's or Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

              SECTION 9.2 Protection of Title to Trust Property. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer and the Indenture Trustee for the benefit of the Noteholders in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

              (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five (5) days' prior written notice thereof, with a copy to the Rating Agencies, and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

              (c) The Seller and the Servicer shall give the Owner Trustee and the Indenture Trustee at least sixty (60) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

              (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account, the Payahead Account and the Reserve Account in respect of such Receivable.

              (e) The Servicer shall maintain its computer systems so that, from and after the time of conveyance under this Agreement and under each Second Tier Subsequent Assignment of the Receivables to the Issuer, the Servicer's master computer records (including any back- up archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Issuer's and the Indenture Trustee's interest in a Receivable shall not be deleted from or modified on the Servicer's computer systems until, and only until, the Receivable shall have been paid in full or repurchased.

              (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been conveyed to and is owned by the Issuer and has been pledged to the Indenture Trustee.

              (g) The Servicer, upon receipt of reasonable prior notice, shall permit the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit, and make copies of and to obtain abstracts from the Servicer's records regarding any Receivable.

              (h) Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within twenty (20) Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

              (i) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

                           (1) promptly after the execution and delivery of this
              Agreement and of each amendment thereto, and after the execution and delivery of each Second Tier Subsequent Assignment, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

                           (2) within 120 days after the beginning of each
              calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
              (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

              Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

              (j) The Seller shall, to the extent required by applicable law, cause the Notes and the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

              (k) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

              SECTION 9.3 Governing Law. THIS AGREEMENT AND EACH SECOND TIER SUBSEQUENT ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

              SECTION 9.4 Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to the agent for service as specified in
Section 9.11 hereof, or at such other address as shall be designated by the Seller or the Servicer in a written notice to the Owner Trustee and the Indenture Trustee, (b) in the case of the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, (c) in the case of the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee, (d) in the case of Moody's Investors Service, Inc., at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor's Ratings Services, at the following address:
Standard & Poor's Ratings Services, 55 Water Street, 40th Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department, (f) in the case of Fitch, Inc., at the following address: Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance, (g) in the case of the Swap Counterparty, at the following address: Deutsche Bank AG, New York Branch, 31 West 52nd Street, New York, New York, 10019, Attn: Swap Group, Tel:
(1)(212)469-4338, Fax (1)(212) 469-4654, Telex: 429166; Answerback: DEUTNYK and
(h) in the case of the Luxembourg Paying Agent, at the following address: Banque Internationale a Luxembourg S.A., 69, route d'Esch, L-2953 Luxembourg, Telephone [ ]. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Person as shown in the Note Register or the Certificate Register, as applicable. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder or Certificateholder shall receive such notice.

              SECTION 9.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement or of any Second Tier Subsequent Assignment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement or of such Second Tier Subsequent Assignment and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of such Second Tier Subsequent Assignment or of the Notes, the Certificates or the rights of the holders thereof.

              SECTION 9.6 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.3 and 7.2 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, the Noteholders of Notes evidencing not less than 662/3% of the Note Balance of the Notes Outstanding and the Certificateholders of Certificates evidencing not less than 662/3% of the Aggregate Certificate Balance.

              SECTION 9.7 Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

              SECTION 9.8 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

              SECTION 9.9 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Certificateholders, the Indenture Trustee, the Delaware Trustee, the Owner Trustee and the Swap Counterparty and their respective successors and permitted assigns and each of the Indenture Trustee, the Delaware Trustee and the Owner Trustee may enforce the provisions hereof as if they were parties thereto. Except as otherwise provided in this Article IX, no other Person will have any right or obligation hereunder. The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

              SECTION 9.10 Actions by Noteholders or Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand, or instruction given by Noteholders or Certificateholders, such action, notice, or instruction may be taken or given by any Noteholder or Certificateholder, as applicable, unless such provision requires a specific percentage of Noteholders or Certificateholders.

              (b) Any request, demand, authorization, direction, notice, consent, waiver, or other act by a Noteholder or Certificateholder shall bind such Noteholder or Certificateholder and every subsequent holder of such Note or Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

              SECTION 9.11 Agent for Service. The agent for service of the Seller and the Servicer in respect of this Agreement shall be Hurley D. Smith, Secretary, Ford Motor Credit Company, One American Road, Dearborn, Michigan 48126.

              SECTION 9.12 No Bankruptcy Petition. The Owner Trustee, the Indenture Trustee, the Issuer and the Servicer each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization it will not institute against, or join any other Person in instituting against, the Seller or the General Partner any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law. This Section
9.12 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement or the Indenture Trustee under the Indenture or the termination of this Agreement.

              SECTION 9.13 Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by The Bank of New York not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall The Bank of New York in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

              (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by The Chase Manhattan Bank, not in its individual capacity but solely as Indenture Trustee, and in no event shall The Chase Manhattan Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

              SECTION 9.14 Savings Clause. It is the intention of the Seller and the Issuer that the transfer of the Trust Property contemplated herein constitute an absolute transfer of the Trust Property, conveying good title to the Trust Property from the Seller to the Issuer. However, in the event that such transfer is deemed not to be a sale or for any reason such sale is not effective, the Seller hereby grants to the Issuer a first priority security interest in all of the Seller's right, title and interest in, to and under the Trust Property, and all proceeds thereof, to secure a loan in an amount equal to all amounts payable under the Notes and the Certificates, and in such event, this Agreement shall constitute a security agreement under applicable law.

              IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    FORD CREDIT AUTO RECEIVABLES TWO L.P.,
                                    as Seller

                                    By:     FORD CREDIT AUTO RECEIVABLES TWO,
                                            INC., as General Partner

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                    FORD CREDIT AUTO OWNER TRUST 2000-F,
                                    as Issuer

                                    By:     THE BANK OF NEW YORK, not in its
                                            individual capacity but solely as
                                            Owner Trustee


                                            By:
                                                -------------------------------
                                                 Name:
                                                 Title:


                                    FORD MOTOR CREDIT COMPANY,
                                    as Servicer


                                            By:
                                                -------------------------------
                                                 Name:
                                                 Title:

Accepted and agreed:

THE CHASE MANHATTAN BANK,
  not in its individual capacity
  but solely as Indenture Trustee


By:
    ------------------------------
    Name:
    Title:


THE BANK OF NEW YORK,
  not in its individual capacity
  but solely as Owner Trustee


By:
    ------------------------------
    Name:
    Title:

                                    EXHIBIT A

                    FORM OF SECOND TIER SUBSEQUENT ASSIGNMENT

                   For value received, in accordance with and subject to the Sale and Servicing Agreement, dated as of October 1, 2000 (the "Sale and Servicing Agreement"), among Ford Credit Auto Owner Trust 2000-F (the "Trust"), Ford Credit Auto Receivables Two L.P., as the Seller (the "Seller"), and Ford Motor Credit Company, as the Servicer (the "Servicer"), the Seller hereby irrevocably sells, transfers, assigns and otherwise conveys to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following:

                   (a)  the Additional Receivables listed on Schedule A hereto;

                   (b) with respect to the Additional Receivables listed on Schedule A hereto that are Actuarial Receivables, monies due thereunder on or after [_____] (the "Subsequent Cutoff Date") (including Payaheads), and, with respect to Additional Receivables that are Simple Interest Receivables, monies received thereunder on or after the Subsequent Cutoff Date;

                   (c) the security interests in Financed Vehicles granted by Obligors pursuant to such Additional Receivables and any other interest of the Trust in such Financed Vehicles;

                   (d) all rights to receive proceeds with respect to such Additional Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the related Financed Vehicles or related Obligors;

                   (e) all rights to receive proceeds with respect to such Additional Receivables from recourse to Dealers thereon pursuant to Dealer Agreements;

                   (f) all of the Seller's rights to the Receivable Files that relate to such Additional Receivables;

                   (g) all payments and proceeds with respect to such Additional Receivables held by the Servicer;

                   (h) all property, guarantees and other collateral securing an Additional Receivable (other than an Additional Receivable purchased by the Servicer or repurchased by the Seller);

                   (i) all of the Seller's rights under the related First Tier Subsequent Assignment dated as of the date hereof between Ford Credit Auto Receivables Two L.P. and Ford Motor Credit Company;

                   (j) all rebates of premiums and other amounts relating to insurance policies and other items financed under such Additional Receivables in effect as of the Subsequent Cutoff Date; and

                   (k) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

                   The Seller hereby represents that as of the Subsequent Cutoff Date, the aggregate Principal Balance of the Additional Receivables was $[_____] and acknowledges that in consideration of such Additional Receivables, the Trust has paid to the Seller an amount equal to $[_____] (the "Additional Receivables Purchase Price").

                   The foregoing sale, transfer, assignment and conveyance shall not constitute and is not intended to result in an assumption by the Trust of any obligation of the Seller to the Obligors, the Dealers or any other Person with respect the Additional Receivables set forth in Schedule A attached hereto and the other Trust Property related thereto or any agreement, document or instrument related thereto.

                   In the event that the foregoing sale, transfer, assignment and conveyance is deemed to be a pledge, the Seller hereby grants to the Trust a first priority security interest in all of the Seller's right to and interest in the Additional Receivables and other property described in clauses (a) through
(k) above to secure a loan deemed to have been made by the Trust to the Seller in an amount equal to the sum of the initial principal amount of the Notes plus accrued interest thereon and the Initial Certificate Balance.

                   This Second Tier Subsequent Assignment shall be construed in accordance with the laws of the State of New York and the obligations of the Seller under this Second Tier Subsequent Assignment shall be determined in accordance with such laws.

                   This Second Tier Subsequent Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Sale and

Servicing Agreement (including the Officer's Certificate of the Seller accompanying this Second Tier Subsequent Assignment) and is to be governed in all respects by the Sale and Servicing Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement.

                   IN WITNESS WHEREOF, the undersigned has caused this Second Tier Subsequent Assignment to be duly executed as of [_____].

                                        FORD CREDIT AUTO RECEIVABLES TWO L.P.


                                        By:
                                            ------------------------------
                                            Name:
                                            Title:


[ATTACH SCHEDULE A OF ADDITIONAL RECEIVABLES PROVIDED TO THE
INDENTURE TRUSTEE ON THE SUBSEQUENT TRANSFER  DATE, WHICH MAY
BE ON COMPUTER TAPE, COMPACT DISK, OR MICROFICHE]

                                    EXHIBIT B


                          FORM OF OFFICER'S CERTIFICATE

                   The undersigned officer of Ford Motor Credit Company, as Administrative Agent, (the "Agent"), does hereby certify, pursuant to Section 2.1(d)(ix) of the Sale and Servicing Agreement, dated as of October 1, 2000, among Ford Credit Auto Owner Trust 2000- F (the "Trust"), Ford Credit Auto Receivables Two L.P., as the Seller, and Ford Motor Credit Company, as the Servicer (as amended, supplemented or otherwise modified as of the date hereof, the "Agreement") that all of the conditions to the transfer to the Trust of the Additional Receivables listed on Schedule A to the Second Tier Subsequent Assignment delivered herewith and the other property and rights related to such Additional Receivable, as described in Section 2.1(d) of the Agreement, have been satisfied on or prior to the related Subsequent Transfer Date.

                   Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

                   IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed this [___] day of [_____].


                                        By:
                                            ------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE A

                        [SCHEDULE OF INITIAL RECEIVABLES]

                    Delivered to Indenture Trustee at Closing

                                  SCHEDULE B-1

                          Location of Receivable Files
                          at Ford Credit Branch Offices


Akron                              Atlanta-North                 Baltimore Service Center
175 Montrose West                  North Park Town Center        7090 Columbia Gateway
Avenue                             Bldg. 400, Suite 180          Dr.
Crown Pointe Building              1000 Abernathy Rd.            Columbia, MD 21046
Suite 300                          N.E.
Copley, OH  44321                  Atlanta, GA  30328            Beaumont
                                                                 2615 Calder
Albany                             Atlanta-South                 Suite 715
5 Pine West Plaza                  1691 Phoenix Blvd.            Beaumont, TX  77704
Albany, NY  12205                  Suite 300
                                   Atlanta, GA  30349            Billings
Albuquerque                                                      1643 Lewis Avenue
6100 Uptown Blvd.,                 Atlanta/CL                    Suite 201
N.E.                               1117 Perimeter Ctr. W         Billings, MT  59102
Suite 300                          Suite 404 West
Albuquerque, NM  87110             Atlanta, GA 30338             Birmingham
                                                                 3535 Grandview Parkway
Amarillo                           Atlantic Region District      Suite 340
1616 S. Kentucky                   Office                        Birmingham,AL
Bldg. D, Suite 130                 14104 Newbrook Drive          35243
Amarillo, TX  79102                Chantilly, VA 22021
                                                                 Boston-North
Anchorage                          Austin                        One Tech Drive
3201 C Street                      1701 Directors Blvd.          3rd Floor
Suite 303                          Suite 320                     Andover, MA
Anchorage, AK  99503               Austin, TX  78744             01810-2497

Appleton                           Baltimore                     Boston-South
54 Park Place                      Campbell Corporate            Southboro Place
Appleton, WI                       Center One                    2nd Floor
54915-8861                         4940 Campbell Blvd.           352 Turnpike Road
                                   Suite 140                     Southboro, MA  01772
Athens                             Whitemarsh Business
3708 Atlanta Highway               Community
Athens, GA  30604                  Baltimore, MD  21236

Bristol                            Chicago-East                  Colorado Springs
Landmark Center-                   One River Place               5575 Tech Center Dr.
Suite A                            Suite A                       Suite 220
113 Landmark Lane                  Lansing, IL  60438            Colorado Springs, CO
Bristol, TN  37620                                               80919
                                   Chicago-North
Buffalo                            9700 Higgins Road             Columbia
95 John Muir Drive                 Suite 720                     250 Berryhill Road
Suite 102                          Rosemont, IL  60018           Suite 201
Amherst, NY  14228                                               Columbia, SC  29210
                                   Chicago-South
Cape Girardeau                     The Office of Waterfall       Columbus
1409-C N. Mt. Auburn               Glen I                        Metro V, Suite 470
Rd.                                Suite 310                     655 Metro Place S
Cape Girardeau, MO                 900 South Frontage Road       Dublin, OH  43017
63701                              Woodridge, IL  60517
                                                                 Coral Springs
Charleston                         Chicago-West                  3111 N. University Dr.
Rivergate Center                   2500 W. Higgins Rd.           Suite 800
Suite 150                          Suite 280                     Coral Springs, FL  33065
4975 LaCross Road                  Hoffman Estates, IL
North Charleston, SC               60195                         Corpus Christi
29418                                                            5350 South Staples
                                   Chicago/CL                    Suite 225
Charlotte                          745 McClintock Drive          Corpus Christi, TX
6302 Fairview Road                 Suite 300                     78411
Suite 500                          Burr Ridge, IL 60521
Charlotte, NC  28210                                             Dallas
                                   Cincinnati                    Campbell Forum
Charlotte/CL                       8805 Governors Hill Dr.       Suite 600
6302 Fairview Road                 Suite 230                     801 E. Campbell Road
Suite 510                          Cincinnati, OH  45249         Richardson, TX  75081
Charlotte, NC 28210
                                   Cleveland                     Dallas/CL
Chattanooga                        5700 Lombardo Centre          Campbell Forum
2 Northgate Park                   Suite 101                     Suite 650
Suite 200                          Seven Hills, OH               801 E. Campbell Road
Chattanooga, TN  37415             44131-2581                    Richardson, TX  75081

Cheyenne                                                         Davenport
6234 Yellowstone Road                                            5405 Utica Ridge Road
Cheyenne, WY  82009                                              Suite 200
                                                                 Davenport, IA  52807

Decatur                            Eugene                        Grand Rapids
401 Lee Street                     1600 Valley River Drive       2851 Charlevoix Drive
Suite 500                          Suite 190                     SE
Decatur, AL  35602                 Eugene, OR  97401             Suite 300
                                                                 Grand Rapids, MI  49546
Denver                             Falls Church
6300 S. Syracuse Way               1420 Springhill Road          Greensboro
Suite 195                          Suite 550                     1500 Pinecroft Rd.
Englewood, CO  80111               McLean, VA  22102             Suite 220
                                                                 Greensboro, NC  27407
Des Moines                         Fargo
4200 Corporate Drive               3100 13th Ave. South          Greenville Service Center
Suite 107                          Suite 205                     1100 Brookfield Blvd.
W. Des Moines, IA                  Fargo, ND  58103              Greenville, SC 29607
50266
                                   Fayetteville                  Harlingen
Detroit-North                      4317 Ramsey Street            1916 East Harrison
1301 W. Long Lake                  Suite 300                     Harlingen, TX  78550
Road                               Fayetteville, NC  28311
Suite 150                                                        Harrisburg
Troy, MI  48098                    Findlay                       4900 Ritter Road
                                   3500 North Main Street        Mechanicsburg, PA
Detroit-West                       Findlay, OH  45840-1447       17055
1655 Fairlane Circle
Suite 900                          Ft. Myers                     Henderson
Allen Park, MI  48101              11935 Fairway Lakes Dr.       618 North Green Street
                                   Fort Myers, FL  33913         Henderson, KY  42420
Detroit/CL
One Parklane Blvd.                 Ft. Worth                     Honolulu
Suite 301E                         Center Park Tower             Ala Moano Pacific Cen
Dearborn, MI 48126                 Suite 400                     ter
                                   2350 West Airport Frwy.       Suite 922
Dothan                             Bedford, TX  76022            1585 Kapiolani Blvd.
137 Clinic Drive                                                 Honolulu, HI  96814
Dothan, AL  36303                  Grand Junction
                                   744 Horizon Court             Houston-North
El Paso                            Suite 330                     363 N. Sam Houston
1200 Golden Key Circle             Grand Junction, CO            Pkwy. E.
Suite 104                          81506                         Suite 700
El Paso, TX  79925                                               Houston, TX  77060

Houston-West                       Lafayette                       Memphis
820 Gessner                        Saloom Office Park              6555 Quince Road
Suite 700                          Suite 350                       Suite 300
Houston, TX  77024                 100 Asma Boulevard              Memphis, TN  38119
                                   Lafayette, LA  70508
Huntington                                                         Miami
3150 U.S. Route 60 *               Lansing                         6303 Blue Lagoon Drive
Ona, WV  25545                     2140 University Park            Suite 200
                                   Drive                           Miami, FL  33126
Indianapolis                       Okemos, MI  48864
5875 Castle Creek Pkwy.                                            Midland
North Drive                        Las Vegas                       15 Smith Road
Suite 240                          500 N Rainbow Blvd.             Suite 4300
Indianapolis, IN  46250            Suite 312                       Chevron Building
                                   Las Vegas, NV  89107            Midland, TX 79705
Jackson
800 Avery Boulevard                Little Rock                     Milwaukee
Suite B                            1701 Centerview Dr.             10850 W. Park Place
Ridgeland, MS  39157               Suite 301                       Suite 110
                                   Little Rock, AR  72211          Milwaukee, WI  53224
Jacksonville
Suite 310                          Long Island                     Minneapolis
9485 Regency Square                One Jericho Plaza               One Southwest Crossing
Boulevard                          2nd Floor Wing B                Suite 308
Jacksonville, FL  32225            Jericho, NY  11753              11095 Viking Drive
                                                                   Eden Prairie, MN  55344
Jefferson City                     Louisville
210 Prodo Drive                    150 Executive Park              Mobile
Jefferson City, MO                 Louisville, KY  40207           1201 Montlimar Dr.
65109                                                              Suite 700
                                   Lubbock                         Mobile, AL  36609-1718
Kansas City                        4010 82nd Street
8717 West 110th Street             Suite 200                       Nashville
Bldg. #14, Suite 550               Lubbock, TX  79423              Highland Ridge
Overland Park, KS                                                  Suite 190
66210                              Macon                           565 Marriott Drive
                                   5400 Riverside Drive            Nashville, TN  37214
Knoxville                          Suite 201
5500 Lonas Drive                   Macon, GA  31210                Nashville Service Center
Suite 260                                                          9009 Carothers Parkway
Knoxville, TN  37909               Manchester                      Franklin TN 37064
                                   4 Bedford Farms
                                   Bedford, NH  03110

National Recovery                  Omaha                          Philadelphia
Center                             10040 Regency Circle           Bay Colony Executive
1335 S. Clearview                  Suite 100                      Park
Mesa, AZ 85208                     Omaha, NE  68114-3786          Suite 100
                                                                  575 E. Swedesford Rd.
New Haven                          Omaha Customer Service         Wayne, PA  19087
35 Thorpe Ave.                     Center
Wallingford, CT 06492              12110 Emmet Street             Philadelphia/CL
                                   Omaha, NB 68164                500 N. Gulph Rd.
New Jersey-Central                                                Suite 110
101 Interchange Plaza              Nashville Customer             King of Prussia, PA
Cranbury, NJ  08512                Service Center                 19406
                                   9009 Carothers Parkway
New Jersey-North                   Franklin, TN 37067             Phoenix
72 Eagle Rock Avenue                                              4742 North 24th Street
3rd Floor                          Orange                         Suite 215
East Hanover, NJ  07936            765 The City Drive             Phoenix, AZ  85016
                                   Suite 400
New Jersey-South                   Orange, CA  92668              Pittsburgh
10000 MidAtlantic Dr.                                             Foster Plaza 9
Suite 401 West                     Orange/CL                      750 Holiday Drive
Mt. Laurel, NJ  08054              765 The City Drive             4th Floor, Suite 420
                                   Suite 401                      Pittsburgh, PA  15220
New Orleans                        Orange, CA  92668
Lakeway III                                                       Portland, ME
3838 N. Causeway Blvd.             Orlando                        2401 Congress Street
Suite 3200                         1060 Maitland Ctr Com          Portland, ME  04102
Metairie, LA  70002                mons
                                   Suite 210                      Portland, OR
Norfolk                            Maitland, FL  32751            10220 S.W. Greenburg
Greenbrier Pointe                                                 Blvd.
Suite 350                          Pasadena                       Suite 415
1401 Greenbrier Pkwy.              225 S. Lake Avenue             Portland, OR  97223
Chesapeake, VA  23320              Suite 1200
                                   Pasadena, CA  91101            Raleigh
Oklahoma City                                                     3651 Trust Drive
Perimeter Center                   Pensacola                      Raleigh, NC  27604
Suite 300                          25 W. Cedar Street
4101 Perimeter Ctr Dr.             Suite 316                      Richmond
Oklahoma City, OK                  Pensacola, Fl  32501           300 Arboretum Place
73112                                                             Suite 320
                                                                  Richmond, VA  23236

Roanoke                            San Francisco                 Spokane
5238 Valley Pointe                 6120 Stoneridge Mall Rd.      901 North Monroe Ct.
Pkwy.                              Suite 200                     Suite 350
Suite 6                            Pleasanton, CA  94588         Spokane, WA  99201-
Roanoke, VA  24019                                               2148
                                   San Francisco/CL
Sacramento                         4900 Hopyard Road             Springfield
2720 Gateway Oaks Dr.              Suite 220                     3275 E. Ridgeview
Suite 200                          Pleasanton CA 94588           Springfield, MO  65804
Sacramento, CA  95833
                                   San Jose                      St. Louis
Saginaw                            1900 McCarthy Blvd.           4227 Earth City Express
4901 Towne Centre Rd.              Suite 400                     way
Suite 200                          Milpitas, CA  95035           Suite 100
Saginaw, MI  48605                                               Earth City, MO  63045
                                   Savannah
Salt Lake City                     6600 Abercorn Street          St. Paul
310 E. 4500 S.                     Suite 206                     7760 France Avenue
Suite 340                          Savannah, GA  31405           South
Murray, UT  84107                                                Suite 920
                                   Seattle                       Bloomington, MN  55435
Santa Ana Central                  13555 S.E. 36th Street
Collections                        Suite 350                     Syracuse
765 The City Drive                 Bellevue, WA  98009-          5788 Widewaters Pkwy.
Suite 402                          1608                          DeWitt, NY  13214
Orange, CA  92668
                                   Shreveport                    Tampa
San Antonio                        South Pointe Centre           Lincoln Pointe, Suite 800
100 N.E. Loop 410                  Suite 200                     2502 Rocky Point Drive
Suite 625                          3007 Knight Street            Tampa, FL  33607
San Antonio, TX  78216-            Shreveport, LA  71105
4742                                                             Tampa Service Center
                                   South Bay                     3620 Queen Palm Drive
San Bernardino                     301 E. Ocean Boulevard        Tampa, FL 33619
1615 Orange Tree Lane              Suite 1900
Suite 215                          Long Beach, CA  90802         Terre Haute
Redlands, CA  92374                                              4551 S. Springhill
                                   South Bend                    Junction Street
San Diego                          4215 Edison Lakes             Terre Haute, IN  47802
3111 Camino Del Rio N.             Parkway
Suite 1333                         Suite 140
San Diego, CA  92108               Mishawaka, IN  46545

Tulsa
9820 East 41st St.
Suite 300
Tulsa, OK  74145

Tupelo
One Mississippi Plaza
Tupelo, MS  38801

Tyler
821 East SE Loop 323
Suite 300
Tyler, TX  75701

Ventura
260 Maple Court
Suite 210
Ventura, CA  93003

Washington, D.C.
2440 Research Blvd.
Suite 150
Rockville, MD  20850

Westchester
660 White Plains Road
Tarrytown, NY  10591

Western Carolina
215 Thompson Street
Hendersonville, NC
28792

Wichita
7570 West 21st
Wichita, KS  67212

                                   SCHEDULE C

                          Location of Receivable Files
                    at Third Party Custodians for Ford Credit


Security Archives
5022 Harding Place
Nashville, TN  37211

IKON Business Imaging Services
31101 Wiegman Road
Hayward, CA 94544

                                   APPENDIX A

                              Definitions and Usage


                                   SEE TAB 15



                                      AA-1